As filed with the Securities and Exchange Commission on March 15, 2019	Registration No. 333-229390

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NEW WORLD TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3391	37-1913081
State or other jurisdiction incorporation or organization	Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1363 Veterans Memorial Highway, Suite 22

Hauppauge, New York 11788

Telephone: 888-605-3510

(Address of principal executive offices) (Zip Code)

Inc. Plan

Trolley Square Suite 20C

Wilmington, Delaware 19806

800-462-4633

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Lee W. Cassidy, Esq.	Robert D. Krintzman, Esq.
Lee Cassidy Law	Company Counsel PC
215 Apolena Avenue	9595 Wilshire Boulevard, Suite 900
Newport Beach, California 92662	Beverly Hills, California 90212
Telephone: 949-673-4510	Telephone: 323-496-4272
Facsimile: 949-673-4525	Facsimile: 310-626-8496

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share (1)	Offering Price	Fee (2)

Common Stock	2,000,000	$5.00	$10,000,000	$1,212

(1) There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 as amended.

(2) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to completion, dated March 12 , 2019

NEW WORLD TECHNOLOGIES, INC.

Minimum Offering (100,000 Shares of Common Stock at $5.00/Share ($500,000)

Maximum Offering (2,000,000 Shares of Common Stock at $5.00/Share ($10,000,000)

This is an initial public offering of the shares of common Stock (the “Shares”) of New World Technologies, Inc. (the “Company”). All the Shares in this offering are being offered for sale by the Company. The initial public offering price of the Shares is $ 5.00 per Share.

Prior to this offering, there has been no public market for the Shares. The Company will apply to list the Shares on the OTCQB , if qualified, or on the OTC Pink Sheets. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The Shares will each become tradeable on the effective date of the registration statement of which this prospectus is a part.

The Company is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, has elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

The Company intends to maintain the current status and accuracy of this prospectus and to allow the Company to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company .

All proceeds from subscriptions accepted by the Company shall be held in a segregated account until the Minimum Offering has been subscribed ($500,000). Until such time, 100% of subscribed funds will be held in such account, to be returned, without interest, to any investor that requests a refund within 30 days of investment but before the Minimum Offering has been raised. Thereafter, those subscription funds – and all additional subscriptions funds – will be immediately available for use by the Company. If the Minimum Offering is not met within 12 months effectiveness of this registration statement, then all subscription funds will be returned.

	Price to Public	Selling Commissions (1)	Proceeds to Company
Per Share	$5	$0	$5
Total offering
Minimum Offering 100,000 shares	$500,000	$0	$500,000
Maximum Offering 2,000,000 shares	$10,000,000	$0	$10,000,000

(1) The Shares are being offered by the officers and directors of the Company without payment of commissions. If at a future time the Company locates a placement agent for the sale of the Shares, the Company will file an amendment to this registration statement.

The Company will deliver the Shares against payment in New York, New York after the Minimum Offering is subscribed (or at such other place or places as mutually agreed) and thereafter from time-to-time as subscriptions are tendered with full payment to – and accepted by – the Company.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 4.

1363 Veterans Memorial Highway, Suite 22

Hauppauge, New York 11788

Telephone: 888-605-3510

Prospectus dated March 12 , 2019

An investor should rely only on the information contained in this prospectus. The Company has not authorized anyone to provide different or additional information. This prospectus is not an offer to sell or a solicitation of an offer to buy the common stock in any jurisdiction where it is unlawful to do so. The information contained in this prospectus is accurate only as of its date, regardless of the date of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

We have not taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The audited financial statements as of and for the period ended October 31, 2018, included elsewhere in this prospectus have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP.

Unless the context otherwise requires, references in this prospectus to the “Company,” “New World Technologies,” “we,” “us,” “our” and other similar designations refer to New World Technologies, Inc. The terms “dollar,” “U.S. dollar” or “$” refer to United States dollars, the lawful currency of the United States of America. All references to “Shares” in this prospectus refer to the shares of common stock of New World Technologies, Inc., par value $0.0001 per share.

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in RISK FACTORS. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all the information that you should consider in making your investment decision. Before deciding to invest in the Shares, you should read this entire prospectus carefully including the sections of this prospectus entitled RISK FACTORS and MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS and our consolidated financial statements and the related notes included elsewhere in this prospectus.

Company

New World Technologies, Inc. (the “Company”) was incorporated in the State of Delaware on October 15, 2018. The office address is 1363 Veterans Memorial Highway, Suite 22, Hauppauge, New York 11788 and telephone number is 888-605-3510. The website address is www.newworldtek.com

Business

We are a development stage company intending to become an industry leader in healthcare and medical device technology and device research, development and distribution. Our initial technology focus will be designed to allow for early detection and mitigation or prevention of potentially life-threatening illnesses (that might otherwise have gone un-noticed and un-treated) and thereby extend and save human lives. The Company intends to be both a medical technology and medical device research and development company. Our mission is to research, develop, design and manufacture, and market to primary care physicians and other healthcare professionals, comprehensive, cutting edge early detection and diagnostic technologies that are non-invasive, easy to administer and generate data that is easy to interpret. The Company envisions that its technologies and products will offer physician networks and healthcare institutions with an ongoing and sustainable revenue streams while, at the same time, expanding the early detection and prevention services they can offer and provide to their patients.

The Company has begun research on its initial product: Cardiovascular Spectrum Diagnostic System (“CSDS”). CSDS is designed to incorporate technology and function of current equipment while providing the healthcare professional with an all-in-one instrument that is portable and easy and intuitive to use. The CSDS is in the final stages of its testing and verification of capabilities. Using a tablet, the system uses twelve electronic leads placed on a patient’s neck, chest, wrists and ankles, a finger pulse oximeter and two arm and ankle cuffs. The readings are immediately available on the tablet and provide a robust and comprehensive assessment of overall coronary and cardiovascular function and even, possibly, denote the potential presence, size and location of any possible myocardial ischemic. The Company intends that proceeds from the Minimum Offering will be used to complete this final stage of testing and bring the CSDS to market. See BUSINESS and USE OF PROCEEDS.

Risks Associated with Our Business

Our business is subject to a number of risks of which a potential investor should be aware before making an investment decision. These risks and others are discussed more fully in the RISK FACTORS section of this prospectus immediately following this PROSPECTUS SUMMARY. These risks include, among others, the following:

●	We are heavily dependent on the success of our Cardiovascular Spectrum Diagnostic System (CSDS). CSDS will require regulatory approval before it can be marketed in the United States (a “510(k) clearance”) and elsewhere. A 510(k) clearance is a premarket submission to the Federal Drug Administration (FDA) demonstrating to the FDA that the CSDS device is at least as safe and effective as (i.e., substantially equivalent to) another legally marketed device that has already been cleared by the FDA or marketed prior to 1976 (a “predicate device”).

●	The CSDS and the administration process may cause undesirable side effects or have other properties that could delay or prevent its regulatory approval, limit the commercial profile of an approved label or result in significant negative consequences following marketing approval, if any.

●	We have never generated any revenue from commercialization of any product. CSDS is still under development and may never be profitable. Our failure to generate revenues from the commercialization of the CSDS or any other product has raised substantial doubt regarding our ability to continue as a going concern absent access to other sources of liquidity.

●	We intend to rely on (i) third parties to produce all or part of the components and equipment that comprise the CSDS (and expect to do likewise in future with respect to additional product candidates), and (ii) related technology licensing and other commercial agreements, and may not be able to find replacements in the event that a supplier no longer provides sufficient quantities or fails to do so at acceptable quality levels or prices.

●	We currently have no marketing and sales organization. If we are unable to establish sales and marketing capabilities, or enter into agreements with third parties to market and sell the CSDS or any future product candidates, if approved, we may be unable to generate any product revenue.

Implications of Being an “Emerging Growth Company”

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	a requirement to include only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure in our initial registration statement (insignificant since we were not organized until October 15, 2018, and had no predecessor company);

●	reduced executive compensation disclosure;

●	exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: (i) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more; (ii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iii) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission. We may choose to take advantage of some but not all of these reduced burdens, and therefore the information that we provide holders of our ordinary shares may be different than the information you might receive from other public companies in which you hold equity. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies.

Upon consummation of this offering, we will report under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company.

Offering

	Minimum Offering	Maximum Offering

Shares offered	100,000	2,000,000
Shares currently outstanding	3,518,517	3,518,517

Shares to be outstanding immediately after offering	3,618,517	5,518,517	(1)

Offering price/Share	$5.00	$5.00
Estimated gross proceeds (1)	$500,000	$10,000,000

Estimated legal and marketing expenses	$115,000	$115,000
Estimated net proceeds	$385,000	$9,885,000

(1) Pursuant to the employment agreement with Hank Tucker, CEO of the Company, upon listing of the Company’s shares on the OTCQB, if such listing should occur, the Company will issue 2,000,000 additional shares of common stock to Mr. Tucker. Such shares would be restricted securities and subject to the restrictions of Rule 144 for trade in the future unless otherwise registered.

Use of net proceeds:

(i)	payments of up to 10% gross proceeds for sales of Shares facilitated by appropriately licensed broker/dealers and/or finders;
(ii)	completion of research, development, design for the CSDS, and manufacturing of a commercial prototype;
(iii)	preparation for – and execution of – our 510(k) submission for the CSDS through approval by the FDA;
(iv)	marketing and other commercialization of the CSDS;
(v)	future development of other medical devices, none of which have yet been designated or otherwise determined by us; and
(vi)	general corporate purposes including working capital.

See USE OF PROCEEDS for more information about the intended use of proceeds from this offering.

(1) This offering is a direct offering to investors, with or without the assistance of appropriately licensed broker/dealers and/or finders, but without an underwriter and/or underwriting discount or similar expense.)

Minimum Offering

All proceeds from subscriptions accepted by the Company shall be held in a segregated account until the Minimum Offering has been subscribed, and $500,000 of subscriptions has been received and accepted by the Company. Until such time, 100% of said funds shall be held in such account, to be returned without interest to any investor that requests a refund within 30 days of subscription but before the Minimum Offering has been raised. Thereafter, those subscription funds – and all additional subscriptions funds – will be immediately available for use by the Company. If the Minimum Offering is not met within six months of the date the Shares are accepted by the OTC Marketplace for trading on one of its trading platforms, then all subscription funds will be returned.

Market listing and symbol

We intend to initially apply for admission to quotation of our Shares on the OTCQB. There can be no assurance that we will qualify for such listing. If the Shares are not eligible to be listed on the OTCQB, then the Company will list its shares on the OTC Pink Market. The OTCQB replaced the FINRA OTC Bulletin Board. It has no minimum financial standards, includes shell companies, and small foreign issuers. To be eligible, companies must, among other requirements, be current in their reporting, undergo an annual verification and management certification process, have at least 50 beneficial shareholders, have a freely traded public float of at least 10% of the total shares outstanding, and meet the $0.01 bid test.

The OTC Pink (also known as the “Pink Sheets”) has no disclosure requirements. OTC Pink is a decentralized market where securities are traded directly by a network of dealers. The OTC Pink trades a wide range of domestic and foreign companies including penny stocks, shell companies and distressed companies.

Summary Financial Data

The following tables summarize our financial data. We have derived the following summary statements of operations data for the period ended October 31, 2018 and the summary balance sheet data as of October 31, 2018 from our audited financial statements and related notes appearing elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future, and our results for any interim period are not necessarily indicative of results that may be expected for any full year. The following summary financial data should be read in conjunction with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and related notes included elsewhere in this prospectus.

Statements of Operations Data:
Revenues, net	$-0-
Research and Development Expenses, net	$-0-
Payroll, consulting and professional fees	$12,800
Operating Loss	$12,800
Other Income/Expense	$-0-

Net Loss	$(12,800)

Balance Sheet Data:
Total Assets	$200,000
Total Liabilities	$12,600
Total Shareholders’ Equity	$187,400
Working Capital (1)	$187,400

(1)	Working capital is defined as total current assets minus total current liabilities.

RISK FACTORS

An investment in our common stock is speculative and involves an extremely high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus. These risks and uncertainties should be considered in evaluating forward-looking statements and you should not place undue reliance on these forward-looking statements. We undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events, except as required by U.S. federal securities laws. The risks and uncertainties described below are not the only ones facing the Company . Additional risks and uncertainties may also adversely impair our business operations. If any of such risks actually occur, our business, financial condition or results of operations would likely suffer significantly. In such case, the value of our common stock could decline, and you may lose all or part of the money you paid to buy our securities. You should only purchase our securities if you can afford to suffer the loss of your entire investment.

RISKS RELATED TO THIS OFFERING

The Company has no independent operating history and as such an investor cannot assess its profitability or performance but must rely on the experience of its president and other officers.

The Company is a development stage company and has no operating history and it is therefore not possible for an investor to assess an prior performance nor determine whether it will likely meet its projected business plan. Such lack of experience may result in the Company experiencing difficulty in adequately designing or building any project, thereby causing the project to function improperly or provide inadequate utility for which it is intended. If the Company’s projects consistently function improperly or perform below expectations, the Company will likely be unable to market and sell many of its projects. An investor will be required to make an investment decision based solely on the management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in medical research and development.

The minimum offering amount may not be sufficient to finish the CSDS or other research.

The proceeds from the minimum offering may not provide the Company with sufficient funds to implement our business plan and negatively affect our ability to meet our financial obligations and cash needs, and to achieve our objectives. The Company would be required to seek additional sources of funds either from subsequent offerings of its equity or debt securities or from financial institutions.

The research and development of CSDS has not been completed and there is no assurance that the Company will be able to successfully complete the research and develop a marketable product.

The Company is completing its research and development on CSDS, a cardiovascular diagnostic system designed as a portable, tablet based unit, incorporating the technology and functions of current equipment while providing the healthcare professional with an all-in-one instrument easy and intuitive to use that provides additional information utilizing technology proprietary to the Company. Readings from the CSDS unit are immediately available on the tablet and provide a robust and comprehensive assessment of overall coronary and cardiovascular function. There are many factors which may delay or prohibit the completion of the development of the CSDS product including lack of funds or failure of the product to meet operational expectations. There is no assurance that the CSDS product will meet the Company’s expectations for operations or for marketability.

The offering price of the Shares has been arbitrarily determined by us and may not be indicative of our actual value or the value of the Shares.

The offering price of the Shares was arbitrarily determined by us and is not be indicative of the value of the Company or the value of the Shares. The price of the Shares bears no relationship to the assets, book value, net worth or any other recognized criteria of value. The offering price should not be considered as an indication of the Company’s actual value, the value of the Shares or the price that may be realized upon disposition of the Shares.

There is no current market for the Shares and the future trading prices may be volatile.

There is no current market for the Shares and the Company cannot assure that a market if developed can be sustained.

Purchasers of Shares in this offering will experience significant and immediate dilution.

The offering price per Share is substantially higher than the net tangible book value of the Shares immediately after this offering. Accordingly, investors purchasing Shares in this offering will incur an immediate dilution of $3.42 in net tangible book value per Share from the offering price of $5.00 per Share if only the Minimum Offering of 100,000 Shares are sold and an immediate dilution of $3.17 in net tangible book value per Share if the Maximum Offering of 2,000,000 Shares are sold.

Management has significant discretion over the use of net proceeds.

A significant portion of the net proceeds will be applied to working capital and other general corporate purposes. Accordingly, our management will have broad discretion as to the application of such proceeds.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

Because our Shares come within the definition of a “penny stock,” a shareholder may have difficulty selling them in the secondary market.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange that makes certain reports available, the equity security may also constitute a “penny stock.” As our common stock comes within the definition of penny stock, these regulations require the delivery by a broker-dealer, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker- dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for the Company’s common stock. The ability of broker- dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for the Company’s common stock.

We are subject to the reporting requirements of the federal securities laws, which can be expensive.

We will be subject to the information and reporting requirements under the Securities Exchange Act of 1934 and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002. The costs of preparing and filing annual and quarterly reports and other information with the SEC will cause our expenses to be higher than they would be if we were a privately-held company.

The Company’s executive officers currently own 59% and directors may substantially the influence shareholder votes

Management of the Company currently owns 2,090,000 shares of the 3,518,517 shares outstanding (59%). If the minimum number of Shares is sold, management will own 2,090,000 shares of the 3,618,517 shares that would be outstanding (57%) and will maintain a controlling interest of the Company. As such management may have the ability to exercise enhanced control and influence over the approval process for actions that require stockholder approval, including the approval of mergers, sales of assets or other significant corporate transactions or other matters submitted for stockholder approval. The employment agreement with Hank Tucker, CEO of the Company, provides that upon listing of the Company’s shares on the OTCQB, if such listing should occur, the Company will issue 2,000,000 additional shares of common stock to Mr. Tucker. Such shares would be restricted securities and subject to the restrictions of Rule 144 for trade in the future unless otherwise registered. If such shares are issued in the case of the minimum number of Shares sold in this Offering, management would own 4,090,000 shares of the then 5,618,517 shares outstanding (72%) and in the case if the maximum number of Shares are sold, management would own 4,090,000 of the then 7,518, 517 shares outstanding (54%).

Our future success depends in part on our ability to retain our senior management team and to attract, retain and motivate other qualified personnel.

We are highly dependent on the services of Hank Tucker, the Chief Executive Officer of the Company. Mr. Tucker is also responsible for the research and development of the CSDS system. The loss of the services of the Mr. Tucker or any other person may adversely impact the completion of the testing of the CSDS system. Mr. Tucker will be responsible for the development of future products to be offered by the Company and securing the appropriate personnel to effect such research and development. Although Mr. Tucker is a major shareholder of the Company, there can be no assurance that he may elect to leave the employment by the Company. Currently there is a shortage of skilled personnel in our industry, which is likely to continue for the foreseeable future and replacing Mr. Tucker as well as hiring additional personnel would present a challenge for the Company . The inability to recruit and retain qualified personnel, or the loss of the services of Mr. Tucker or any members of the Company’s management without proper replacement, may impede the progress of our research, development and commercialization objectives.

We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will be subject to an extensive regulatory regime, requiring us, among other things, to maintain various internal controls and facilities and to prepare and file periodic and current reports and statements, including reports on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Complying with these requirements will be costly and time consuming. We will need to retain additional employees to supplement our current finance staff, and we may not be able to do so in a timely manner, or at all. In the event that we are unable to demonstrate compliance with our obligations as a public company in a timely manner, or are unable to produce timely or accurate financial statements, we may be subject to sanctions or investigations by regulatory authorities, such as the SEC, and investors may lose confidence in our operating results and the price of our ordinary shares could decline.

RISKS RELATED TO OUR COMPANY

The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.

The report of the Company’s independent auditors contained in the Company’s financial statements for the period ended October 31, 2018 includes a paragraph that explains that the Company has experienced recurring operating losses and has an accumulated deficit during the development stage of $12,800.

We are in our first year of operations, have not generated any revenue from any product sales and may never be profitable.

We commenced operations in 2018. We anticipate incurring operating losses and working capital deficiencies starting at inception. Even if the CSDS and one or more future product candidates is approved for marketing and sale, we anticipate incurring significant incremental costs associated with completing the development and beginning commercialization of the CSDS and developing and commercializing any such future product candidates. Our expenses could increase beyond expectations if we are required by the FDA, or other regulatory agencies or ethical committees in medical centers, to change our manufacturing processes or to perform any necessary types of studies in addition to those that we currently anticipate. Even if we are successful in obtaining regulatory approvals to market the CSDS and any other future product candidates, our revenue earned from such commercialization will be dependent in part upon the size of the markets in the territories for which we gain regulatory approval for our products, the accepted price for such products, our ability to obtain reimbursement for such products at any price, and the expenses associated with manufacturing and marketing such products for such markets. Therefore, we may not generate significant revenue from the sale of such products, even if approved. Further, if we are not able to generate significant revenue from the sale of our approved products, we may be forced to curtail or cease our operations. Due to the numerous risks and uncertainties involved in product development, it is difficult to predict the timing or amount of increased expenses, or when, or if, we will be able to achieve or maintain profitability.

Even if this offering is successful, we will need to raise substantial additional funding, which may not be available on acceptable terms, or at all. Failure to obtain funding on acceptable terms and on a timely basis may require us to curtail, delay or discontinue our product development efforts or other operations.

Our audited financial statements from inception through the period ending October 31, 2018 note that there is substantial doubt about our ability to continue as a going concern, absent sources of additional liquidity. In order to fund further operations, we will need to raise capital in addition to the net proceeds of this offering. We may seek these funds through a combination of private and public equity offerings, debt financings, government grants, strategic collaborations and licensing arrangements. Additional financing may not be available when we need it or may not be available on terms that are favorable to us. These conditions raise substantial doubt about our ability to continue as a going concern, and we will be required to raise additional funds, seek alternative means of financial support, or both, in order to continue operations. The accompanying audited consolidated financial statements have been prepared assuming that we will continue as a going concern and do not include adjustments that might result from the outcome of this uncertainty. If we are unable to raise the requisite funds, we will need to curtail or cease operations.

We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all, and the terms of any financing may adversely affect the interests or rights of our shareholders. Even if we believe that we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations. The issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline.

Raising additional capital may cause additional dilution to our shareholders, including purchasers of Shares in this offering, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until such time, if ever, as we can generate substantial product revenue, we expect to obtain additional capital through a combination of equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, current ownership interest will be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect current shareholders rights.

Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish certain rights to our technologies or our product candidates, or to grant licenses on terms that are not favorable to us. If we are unable to obtain funding on acceptable terms and on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research, development or manufacturing programs or the commercialization of any approved product, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

We expect to be heavily dependent on the success of our CSDS product, including obtaining regulatory approval to market it in the United States as well as other geographies, all of which is subject to significant risk.

The CSDS’ marketability will be subject to significant risks associated with successfully completing the 510(k) application and commercializing the CSDS once it receives regulatory approval, including:

●	successful completion of the 510(k) submission and FDA satisfaction with the safety and efficacy thereof;
●	our success in educating medical professionals and patients about the benefits, administration and use of the CSDS, if approved;
●	the availability, perceived advantages, relative cost, safety and efficacy of the CSDS as compared with available alternative and competing products;
●	the effectiveness of our marketing, sales and distribution strategy, and operations, as well as that of any current and future licensees;

●	the extent to which third-party payors provide coverage and adequate reimbursement for procedures utilizing our products;
●	our ability to obtain, maintain, protect and enforce our intellectual property rights with respect to the CSDS; and
●	changes to regulatory guidelines.

Many of these clinical, regulatory and commercial risks are beyond our control. Accordingly, we cannot assure that we will be able to obtain regulatory approval of - or successfully commercialize - the CSDS. If we fail to achieve these objectives or overcome the challenges presented above, we could experience significant delays or an inability to successfully commercialize our product candidates. Accordingly, we may not be able to generate sufficient revenue through the sale/license of the CSDS to enable us to continue our business.

Defects, failures or quality issues associated with the products that we intend to distribute could lead to recalls or safety alerts, negative publicity about us, and litigation, including product liability claims that could adversely affect our business and reputation and result in loss of customers.

The design, manufacture and marketing of medical device and other healthcare technologies of the types we intend to develop and/or distribute entail inherent risks. There are a number of factors that could result in an unsafe condition. Injury or death of a patient with respect to products that we develop and/or distribute, including quality issues, component failures, manufacturing flaws, unanticipated or improper uses of the products, design defects or inadequate disclosure of product-related risks or product-related information. Any of these issues could lead to a recall of, or safety alert relating to, one or more of the products we distribute. Any recall, whether voluntary or required by the FDA could result in significant costs and significant negative publicity. Negative publicity regarding a quality or safety issue, whether accurate or inaccurate, could reduce market acceptance of – and demand for – our products, harm our reputation, result in the loss of customers, lead to product withdrawals and/or harm our ability to successfully launch and market in the future. The foregoing problems could also result in enforcement actions by state and federal governments or other enforcement bodies, or product liability claims or lawsuits including those being brought by individuals or by groups seeking to represent a class or establish multi-district litigation proceedings, and a material adverse effect on our business, results of operations, financial condition and/or liquidity.

Directors’ liability for breach of fiduciary duties to the Company is limited.

Our certificate of incorporation substantially limits the liability of directors to the Company and its shareholders for breach of fiduciary and other duties to the Company. Notwithstanding the foregoing, it is the position of the SEC that such limitation is not enforceable.

We may be subject to significant liability claims and litigation, including potential exposure from the use of our product candidates as well as from physician locations under management, and our insurance may be inadequate to cover claims that may arise.

Our intended business will expose us to potential liability risks inherent in the marketing and distribution of medical device and other healthcare products. Such liability claims may be expensive to defend and result in large judgments against us. Commercialization of the CSDS, currently our sole product in research and development, has not yet begun, and therefore no safety data is available. The manufacturing process and handling requirements for devices like the CSDS are extensive, which increases the risk of quality failures and subsequent product liability claims.

We will need to increase our insurance coverage when we begin commercializing the CSDS and/or other future products. At that time, we may not be able to obtain or maintain product liability insurance on acceptable terms with adequate coverage or at all. If claims against us substantially exceed our coverage, then our financial position could be significantly impaired.

Whether or not we are ultimately successful in any product liability litigation that may arise, such litigation could consume substantial amounts of our financial and managerial resources, decreased demand for our products and injure our reputation.

We plan to maintain errors and omissions, directors and officers, workers’ compensation and other insurance at levels we believe to be appropriate to our business activities. If, however, we were subject to a claim in excess of this coverage or to a claim not covered by our insurance and the claim succeeded, we would be required to pay the claim from our own limited resources, which could have a material adverse effect on our financial condition, results of operations and business. Additionally, liability or alleged liability could harm our business by diverting the attention and resources of our management and damaging our reputation.

There is no guarantee that markets for the CSDS (and/or any other of our future products) will develop, and – if they do develop - it exposes us to risks inherent in the long-term distribution and growth of our products.

There currently is no market for the CSDS or any other of our anticipated future products, nor is there any guarantee that such markets will develop in the near future, or at all. Adverse outcomes or limitations of our products, including, but not limited to damage, destruction or a failure in performance or facility or systems of our service providers, could harm our reputation and business and expose us to significant liability from customers. While we believe that we will procure insurance to cover certain of these risks, we may in fact have insufficient insurance to cover losses beyond the limits on our policies, which could have a material adverse effect on our financial condition.

RISKS RELATED TO THE INDUSTRY

We expect to face competition from existing providers, as well as new providers entering our markets.

Our medical equipment and device business is expected to operate in competitive areas and markets. Basic barriers to entry-level product development and distribution in the healthcare industry can be relatively low and the products we distribute may face challenges in market adoption due to the reliance of physicians and other medical professionals on existing devices, equipment and diagnostic tools. In addition, physicians and other medical professionals may view certain devices distributed by us as a screening tool for existing illnesses, rather than as an early detection or preventative tool. As a result, certain products may be deemed to compete directly with existing, established procedures which could impair market adoption of such products.

New distributors, technology and new healthcare providers that enter our markets will adversely impact our anticipated market share, business volume and growth rates.

Increased competitive pressures are expected to require us to commit resources to marketing efforts, which will adversely impact our margins and profitability. There can be no assurance that we will be able to compete effectively with existing providers in our markets or that new competitors will not enter into our markets. These existing and new competitors may have greater financial and other resources than ours. Increased competition could also make it more difficult for us to expand our business.

The development of alternative treatments could diminish demand for our services.

The healthcare and technology industries are dynamic, and new, technologically intensive products are constantly under development. New devices that are more effective could at any time decrease patient demand or profitability for the products then-delivered by us, and physicians and patients could then seek treatment elsewhere.

It is uncertain to what extent the government, private health insurers and third-party payors will approve coverage or provide reimbursement for the products we intend to distribute. Availability for such reimbursement may be further limited by an increasing uninsured population and reductions in Medicare and Medicaid funding in the United States.

To the extent that health care providers cannot obtain coverage or reimbursement for medical device and/or other healthcare products, they may elect not to provide such therapies and products to their patients and, thus, may not need our products or services. Further, as cost containment pressures are increasing in the health care industry, government and private payors may adopt strategies designed to limit the amount of reimbursement paid to health care providers.

Similarly, the trend toward managed health care and bundled pricing for health care services in the United States, which may accelerate under the healthcare reform legislation approved by Congress on March 23, 2010 and thereafter signed into law (“Healthcare Reform”). could significantly influence the purchase of healthcare products, resulting in lower prices and/or reduced demand for our products.

Federal health care programs, such as Medicare, are subject to changes in coverage and reimbursement rules and procedures, including retroactive rate adjustments. These contingencies could materially decrease the range of products covered by such programs or the reimbursement rates paid directly or indirectly to physicians could significantly Influence the products sold to such physicians and their facilities. To the extent that any health care reform favors the reimbursement of other product and services over products and services the company provides, such reform could effect our ability to sell our products and services, which may have a material adverse effect on our revenues.

The limitation on reimbursement available from private and government payors may reduce the demand for, or the price of, physician services and products, which could have a material adverse effect on our revenues. Additional legislation or regulation relating to the health care industry or third-party coverage and reimbursement may be enacted in the future which could adversely affect the revenues generated from the sale of our products and services provided to such healthcare facilities.

Furthermore, there has been a trend in recent years towards reductions in overall funding for Medicare and Medicaid There has also been an increase in the number of people who do not have any form of health care coverage in recent years and who are not eligible for or enrolled in Medicare, Medicaid or other governmental programs. The extent to which the reforms brought about under Healthcare Reform may be successful in reducing the number of such uninsured is unclear, and the reduced funding of governmental programs and increase in uninsured populations could have a negative impact on the demand for our products sold to physician facilities which are reimbursed by government and private payors.

Additionally, and more specifically reimbursements and reimbursement rates for Peripheral Arterial Disease (PAD) procedures are currently under review and a negative change could drastically affect the Company’s ability to successfully and profitably distribute our technologies to physicians which could further result in the discontinuance of that business segment.

Defects or disruptions in our planned services and products along with changes in reimbursement rates and procedures could diminish demand, delay or defer collection cycles for accounts receivable and subject us to substantial liability.

Because our CSDS is complex and our intended future products and services may be complex, our services may be subject to errors and our products may have defects that are identified after use that could result in unanticipated downtime for our customers and harm our reputation and our business. Defects and errors in the CSDS (and/or any of our anticipated future products and services) may be detected in the future. In addition, our customers may use products and services in unanticipated ways that may cause a disruption in service or product use. Since our prospective customers will use our products and services for important aspects of their business, any errors, defects, disruptions in service or other performance problems with our anticipated products or services could hurt our reputation and may damage our customers’ businesses. Furthermore, our prospective customers are physician and healthcare profession facilities who rely on health care programs, such as Medicare, for medical procedures performed and medical devices used in their practices and are subject to changes in coverage and reimbursement rules and procedures, including retroactive rate adjustments. These contingencies could materially decrease the range of physician services and products covered by such programs or the reimbursement rates paid. If that occurs, customers could elect not to renew, or delay or withhold payment to us, we could lose future sales or customers may make warranty claims against us, all of which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable, create substantial doubt on account collectability or the expense and risk of litigation.

RISKS RELATED TO OUR RELIANCE ON THIRD PARTIES

We rely on third parties to conduct certain elements of our 510(k) and perform other tasks for us. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or comply with regulatory requirements, we may not be able to obtain regulatory approval for or commercialize the CSDS and/or any of our other future products.

We expect to rely on third parties to supply the raw materials and to provide certain equipment that we and our third-party manufacturer will use to create our CSDS and our other future products. Our business could be harmed if existing and prospective third parties fail to provide us with sufficient quantities of these materials and equipment or fail to do so at acceptable quality levels or prices.

We intend to rely on a limited number of suppliers to provide the raw materials needed to produce the CSDS and other future products. We do not yet have an agreement with a particular supplier, and there can be no assurance we will be successful in entering into an agreement that would provide, for a reliable supply of raw materials and/or equipment necessary to create the CSDS or other not-yet-designated products. We do not have any control over the availability of these raw materials or equipment. If we or our providers are unable to purchase these raw materials or equipment on acceptable terms, at sufficient quality levels, or in adequate quantities, if at all, the development and commercialization of the CSDS and/or our other future products could be delayed or there could be a shortage in supply, which could impair our ability to meet our development objectives for the CSDS or generate revenue from the commercialization of the CSDS and/or other future products.

Any reliance by us on third parties will require us to share our trade secrets and other intellectual property, which increases the possibility that a competitor will discover them or that our trade secrets and other intellectual property will be misappropriated or disclosed.

Because we will need to rely on third parties to provide us with the materials that we will use to develop and manufacture our product candidates, we may, at times, share trade secrets and other intellectual property with such third parties. We will seek to protect our proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements, or other similar agreements with our collaborators, advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information, such as trade secrets and intellectual property. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information will increase the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets, a competitor’s discovery of our trade secrets or other unauthorized use or disclosure would impair our competitive position and may have a material adverse effect on our business.

Despite our efforts to protect our trade secrets, our competitors or other third parties may discover our trade secrets, either through breach of these agreements, independent development or publication of information including our trade secrets by third parties. A competitor’s or other third party’s discovery of our trade secrets would impair our competitive position and have an adverse impact on our business, financial condition, results of operations and prospects.

RISKS RELATED TO GOVERNMENT REGULATION

Healthcare reform could adversely impact the demand for our intended products and services.

The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, or the “Affordable Care Act”, were signed into law in March 2010 and are currently under review under the current administration and may result in significant reforms to the U.S. healthcare system and the structure of the healthcare provider delivery system. The full impact of the Affordable Care Act and any reform is uncertain, and will depend on future regulations and guidance to be promulgated by the Centers or Medicare & Medicaid Services. Any new reimbursement methodologies and mechanisms adopted by Medicare, Medicaid or other commercial third-party payors as a direct or indirect result of the Affordable Care Act and any reform could have an adverse impact on the demand and reimbursement for our intended products and services.

If we are ever found not to be in compliance with applicable laws and regulations, we could be subject to significant fines or penalties, be forced to curtail certain of our operations or rearrange material agreements to our detriment.

We are subject to numerous federal and state laws and regulations, including, but not limited to, federal and state anti-kickback laws, controlled substances laws, the federal Stark law and state self-referral laws, false claims laws, the HIPAA, Medicare and Medicaid regulations and laws regulating the business of insurance. These laws and regulations are extremely complex and could be subject to various interpretations. If we are found by a court or regulatory authority to have violated any applicable laws or regulations, we could be subject to significant fines or penalties or be forced to curtail certain of its operations.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

If we are unable to obtain, maintain or protect intellectual property rights related to the CSDS or our other future products, we may not be able to compete effectively in our market.

We expect to rely upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to the CSDS and/or our other future products. Our success depends in large part on our ability to obtain and maintain patent and other intellectual property protection in the United States and in other countries with respect to the CSDS and/or such other future products.

We intend to protect our proprietary position by filing patent applications in the United States and in other countries, with respect to the CSDS and such other future products, which are important to our business. Patent prosecution is expensive and time consuming. We may not be able to prepare, file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner or in all jurisdictions. It is also possible that we will fail to identify patentable aspects of our research and development activities before it is too late to obtain patent protection.

Further, the patent position of medical device and other healthcare companies generally is highly uncertain and involves complex legal and factual questions for which legal principles remain unsettled. This renders the patent prosecution process particularly expensive and time-consuming. There is no assurance that all potentially relevant prior art relating to a patent application has been found and that there are no material defects in the form, preparation, or prosecution of a patent application, which can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue, and even if such patents cover the CSDS and our other future products, because the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, our patents or pending patent applications, if any, may be challenged in the courts or patent offices in the United States and abroad, which may result in such patents being narrowed, found unenforceable or invalidated, in whole or in part, which could limit our ability to stop others from using or commercializing the CSDS and other future products, or limit the duration of our patent protection with respect thereto. Furthermore, even if they are unchallenged, such patent applications and any future patents may not adequately protect our intellectual property, provide exclusivity for the CSDS or other future products, or prevent others from designing around our claims. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business. If we cannot obtain and maintain effective patent rights for the CSDS and/or other future products, we may not be able to compete effectively, and our business and results of operations would be harmed.

We also cannot assure you that our trade secrets and other confidential proprietary information, if any, will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Misappropriation or unauthorized disclosure of our trade secrets and intellectual property could impair our competitive position and may have a material adverse effect on our business. Additionally, if the steps taken to maintain our trade secrets and intellectual property are deemed inadequate, we may have insufficient recourse against third parties for misappropriating the trade secret. Any of the foregoing could significantly harm our business, results of operations and prospects.

Intellectual property rights of third parties could adversely affect our ability to commercialize CSDS and/or other future products, and we might be required to litigate or obtain licenses from third parties in order to develop or market it. Such litigation or licenses could be costly or not available on commercially reasonable terms.

It is inherently difficult to conclusively assess our freedom to operate without infringing or otherwise violating on third party rights. Our competitive position may suffer if patents issued to third parties or other third-party intellectual property rights cover the CSDS and/or our other future products or elements thereof, or our manufacturing or uses relevant to our development plans. In such cases, we may not be in a position to develop or commercialize the CSDS or other future products unless we successfully pursue litigation to nullify or invalidate the third-party intellectual property right concerned, or enter into a license agreement with the intellectual property right holder, if available on commercially reasonable terms. There may also be pending patent applications that if they result in issued patents, could be alleged to be infringed by the CSDS and/or our other future products, if any. If such an infringement claim should be brought and be successful, we may be required to pay substantial damages, including treble damages and attorneys’ fees if we are found to have willfully infringed, we may be forced to cease the development and commercialization of the CSDS and/or other future products, or we may need to seek a license from any patent holders. No assurances can be given that a license will be available on commercially reasonable terms, if at all. Even if we were able to obtain such a license, it could be granted on non-exclusive terms, thereby providing our competitors and other third parties access to the same technologies licensed to us.

Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

Our commercial success depends in part on our avoiding infringing or otherwise violating the patents and proprietary rights of third parties. Third parties may assert that we are employing their proprietary technology in connection with the CSDS and/or our other future products without authorization. Because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that the CSDS and/or our other future products may infringe. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. If any third-party patents were held by a court of competent jurisdiction to cover the CSDS and/or our other future products, the holders of any such patents may be able to block our ability to commercialize the CSDS and/or such other future products unless we obtain a license under the applicable patents, or until such patents expire or are finally determined to be invalid or unenforceable. In such case, such a license may not be available on commercially reasonable terms or at all.

Parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize the CSDS and/or our other future products. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our common shares. Any of the foregoing could significantly harm our business, results of operations and prospects.

We may not be successful in obtaining or maintaining necessary rights to the CSDS and/or other future products through acquisitions and in-licenses.

To the extent that the CSDS and/or our other future products may require the use of intellectual property or proprietary rights held by third parties, the growth of our business will likely depend in part on our ability to acquire, in-license, or use these intellectual property and proprietary rights. We may be unable to acquire or in-license third-party intellectual property rights from third parties that we identify as necessary for the CSDS and/or such other future products. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies are also pursuing strategies to license or acquire third-party intellectual property rights that we may consider attractive. These established companies may have a competitive advantage over us due to their size, cash resources, and greater clinical development and commercialization capabilities. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment. If we are unable to successfully obtain rights to required third-party intellectual property rights, we may have to abandon development of the CSDS and/or other future products and our business and financial condition could suffer.

We may be subject to claims challenging the inventorship of our intellectual property.

We may be subject to claims that others may have an interest in or right to compensation with respect to our current products and future products as an inventor or co-inventor. As such, litigation could be necessary to defend against these and other claims challenging inventorship or claiming the right to compensation. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. The Company currently has only one product in final testing. The three current employees of the Company have not waived the right to compensation with respect to the inventorship of the CSDS system, and they may be able to assert claims for compensation with respect to our future revenue. As a result, we may receive less revenue from future products if such claims are successful which in turn could impact our future profitability, business, results of operations and prospects. The Company intends to make such waivers as part of any future employment agreements.

We may enjoy only limited geographical protection with respect to certain patents and we may not be able to protect our intellectual property rights throughout the world.

Filing and prosecuting patent applications and defending patents covering the CSDS and/or our other future products in all countries throughout the world would be prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, but enforcement rights are not as strong as that in the United States. These products may compete with the CSDS and/or our other future products, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Intellectual property rights do not necessarily address all potential threats.

The degree of future protection afforded by any intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business or permit us to maintain a competitive advantage.

The following examples are illustrative:

●	others may be able to make products that are similar to our product candidates but that are not covered by the claims of the patents that we might own;
●	we might not have been the first to invent the inventions covered by our patents or the first to file patent applications covering our inventions;
●	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;
●	it is possible that pending patent applications will not lead to issued patents;
●	issued patents that we might come to own may be held invalid or unenforceable as a result of legal challenges by our competitors;
●	issued patents that we may own might not provide coverage for all aspects of our product candidates in all countries;
●	our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;
●	we may not develop additional proprietary technologies that are patentable; and the patents of others may have an adverse effect on our business.

Should any of these events occur, they could significantly harm our business, results of operations and prospects.

SPECIAL NOTES

REGARDING ADVICE FROM YOUR OWN TAX AND LEGAL ADVISORS CONCERNING INCOME TAX RISKS.

We urge each prospective subscriber to consult with its own representatives, including its own tax and legal advisors, with respect to the federal (as well as state and local) income tax consequences of this investment before purchasing any securities. Prospective subscribers should not construe the information set forth in this prospectus as providing any tax advice and such information is not intended to be a complete or definitive summary of the tax consequences of an investment in the Shares. Prospective investors are advised to consult with their own tax counsel concerning the tax aspects of the purchase of the Shares.

REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “project,” “projection,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	the timing and conduct of our Section 510(k) FDA review of the CSDS, including statements regarding the timing, progress and results thereof;
●	our expectations regarding timing for application for and receipt of regulatory approval for any of our product candidates;
●	our recurring losses from operations, which raised substantial doubt regarding our ability to continue as a going concern absent access to sources of liquidity;
●	our ongoing and planned discovery and development of product candidates;
●	our expectations regarding future growth, including our ability to develop, and obtain regulatory approval for, new product candidates;
●	our expectations regarding when certain patents may be issued and the protection and enforcement of our intellectual property rights;
●	our estimate regarding the market opportunity for our product candidates;
●	our ability to maintain relationships with certain third parties;
●	our estimates regarding anticipated capital requirements and our needs for additional financing;
●	the impact of government laws and regulations; and
●	our expectations regarding the use of proceeds from this offering.

Forward-looking statements are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Important factors that may cause actual results to differ materially from current expectations include, among other things, those listed under RISK FACTORS and elsewhere in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included in this prospectus speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we assume no obligation to update or revise these forward- looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

USE OF PROCEEDS

The proceeds from the sale of Shares in this offering will be $500,000 if the Minimum Offering is sold and $10,000,000 if the Maximum Offering is sold, in each case based on an assumed initial public offering price of $5.00 per Share before deduction of estimated offering expenses.

	Minimum Amount	Offering Percent	Maximum Amount	Offering Percent
Gross Proceeds of Offering	$500,000	100%	$10,000,000	100%

Offering Costs *	$115,000	23%	$115,000	1.15%
Net Proceeds	$385,000	77%	$9,885,000	98.85%

Net Proceeds Breakdown:

Complete R&D, design and manufacturing CSDS commercial prototype:	$125,000	25%	$300,000	3%

Preparation, submission and approval of section 510(k)	$75,000	15%	$585,000	5.85%

Inventory, marketing and commercialization of CSDS	$125,000	25%	$4,000,000	40%

Acquisition and/or development of complementary products	$0	0.0%	$3,000,000	30%

General corporate purposes, including working capital:	$60,000	12%	$2,000,000	20%

Total use of Net Proceeds:	$385,000		$9,885,000

* Offering costs total $115,000 including legal and accounting costs.

Explanation of Use of Proceeds:

The $125,000 listed in the Minimum Offering Amount completes the development needed for the CSDS system on a minimally basic functionality basis. If more than the Minimum Offering is raised, the Company can additional development to the CSDS unit to provide it with greater functionality. In addition, if more than the Minimum Amount is raised, such funds will be used to undertake the research and development of additional products.

The Company does not intend to use the proceeds from this Offering to pay compensation to any officer or director.

Although the Company anticipates that it will use the net proceeds from this offering as described above, there may be circumstances where a reallocation of funds is deemed necessary and reasonable by management. Due to the uncertainties inherent in the clinical development and regulatory approval process, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for any of the above purposes on a stand-alone basis. Amounts and timing of our actual expenditures will depend upon a number of factors, including our sales, marketing and commercialization efforts, regulatory approval and demand for our product candidates, operating costs and other factors described under RISK FACTORS in this prospectus. Accordingly, our management will have substantial flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

The above-estimated use of proceeds assumes funding on a timely basis. Delays in funding could significantly increase the costs of such tasks. Also, we have based our estimates on other assumptions that may prove to be incorrect. To the extent funding exceeds our immediate requirements, we may invest such excess proceeds in short-term, investment-grade, interest-bearing securities and depositary institutions.

PLAN OF DISTRIBUTION

General

The Company may seek an underwriter, broker-dealer or selling agent to sell the Shares. As of the date of this prospectus, the Company has not entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares. Shares will be sold by certain officers and directors of the Company, none of whom will receive any commission or compensation for the sale of the Shares. The Company has no arrangements nor has entered into any agreement with any underwriters, broker-dealer or selling agents for the sale of the Shares.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities, other than as described herein, as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors, in their employment on behalf of the Company, are primarily employed in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The Company intends to maintain the currency and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates unless earlier closed.

The Company is offering to the public a minimum of 100,000 shares of its common stock and a maximum of 2,000,000 shares of its common stock at an offering price of $5 per share for an aggregate of a minimum offering of $500,000 and a maximum of $10,000,000.

All proceeds from subscriptions accepted by the Company shall be held in a segregated account until the Minimum Offering has been subscribed. Until such time, 100% of subscribed funds will be held in such account, to be returned, without interest, to any investor that requests a refund within 30 days of such investment, but before the Minimum Offering has been raised. Thereafter, those subscription funds – and all additional subscriptions funds – will be immediately available for use by the Company. If the Minimum offering is not met within 12 months from the effective date of this registration statement, then all subscribed funds will be returned.

After the Minimum Offering is subscribed, investors will immediately become shareholders of the Company enrolled on the stock ledger of the Company and the Company will issue the certificates representing the Shares to the investors.

DIVIDEND POLICY

The Company was organized in October, 2018, and, as of the date of this prospectus, has not generated any revenue. We do not anticipate or intend to pay cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors in compliance with applicable legal requirements and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our board of directors may deem relevant.

DILUTION

Purchasers of the Shares may experience immediate dilution in the value of their Shares. Dilution represents the difference between the initial public offering price per share paid by investors and the net tangible book value per share immediately after completion of the offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding.

As of October 31, 2018, the Company had a historical net tangible book value of $187,400, or $0.05 per Share. The net tangible book value per Share represents total tangible assets less total liabilities, divided by the number of Shares outstanding on such date.

The following illustrates this dilution per Share:

Assuming 100,000 Shares sold ($500,000 in gross proceeds) (1)

	Shares Outstanding		Total Paid		Average Price
	Number	Percent	Amount	Percent	per Share
Existing Shareholders	3,518,571	97.2%	$200,000	28.5%	$0.05
New Investors	100,000	2.3%	$500,000	71.5%	$5.00
Total	3,618,571	100%	$700,000	100%	$0.193

Net tangible book value before offering	$187,400
Net tangible book value per share before offering	$0.05
Net tangible book value after offering (2)	$572,400
Net tangible book value per share after offering	$1.58
Dilution per share to new investors	$3.42

Assuming 1,000,000 Shares sold ($5,000,000 in gross proceeds) (1)

	Shares Outstanding		Total Paid		Average Price
	Number	Percent	Amount	Percent	per Share

Existing Shareholders	3,518,571	77.8%	$200,000	3.8%	$0.05
New Investors	1,000,000	22.2%	$5,000,000	96.2%	$5.00
Total	4,518,571	100%	$5,200,000	100%	$1.15

Net tangible book value before offering	$187,400
Net tangible book value per share before offering	$0.05
Net tangible book value after offering	$5,072,400
Net tangible book value per share after offering	$1.12
Dilution per share to new investors	$3.88

Assuming 2.000,000 Shares sold ($10,00,000 in gross proceeds) (1)

	Shares Outstanding		Total Paid		Average Price
	Number	Percent	Amount	Percent	per Share

Existing Shareholders	3,518,571	63.7%	$200,000	1.9%	$0.05
New Investors	2,000,000	36.3%	$10,000,000	98.1%	$5.00
Total	5,518,571	100%	$10,200,000	100%	$1.85

Net tangible book value before offering	$187,400
Net tangible book value per share before offering	$0.05
Net tangible book value after offering	$10,072,400
Net tangible book value per share after offering	$1.83
Dilution per share to new investors	$3.17

(1) Assumed for purposes of illustration only. Does not reflect possible selling commissions and expenses.

(2) The net tangible book value is computed adding proceeds from the offering minus $115,000 of expenses and dividing by the assumed outstanding number of shares for the net tangible book value per share.

SELECTED FINANCIAL DATA

The following tables summarize the Company’s financial data. We have derived the following summary statements of operations data for the period ended October 31, 2018 and the summary balance sheet data as of October 31, 2018 from our audited financial statements and related notes appearing elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future, and our results for any interim period are not necessarily indicative of results that may be expected for any full year. The following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and related notes included elsewhere in this prospectus.

Statements of Operations Data:

Revenues, net	$-0-
Research and Development Expenses, net	$-0-
General and Administrative Expense	$12,800
Operating Loss	$12,800
Other Income/Expense	$-0-
Net Loss	$12,800

Balance Sheet Data:

Total Assets	$200,000
Total Liabilities	$12,600
Total Shareholders’ Equity	$187,400
Working Capital (1)	$187,400

(1) Working capital is defined as total current assets minus total current liabilities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives, expectations, intentions and projections. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under RISK FACTORS and elsewhere in this prospectus.

Company Overview

New World Technologies, Inc. is a healthcare and medical technology and device research, development and distribution development stage company with a focus on developing and providing innovative and technologically advanced medical products. The Company intends that its technologies will be developed with an emphasis on diagnostics and screening technology, which potentially allow for the prevention or early detection and mitigation of potentially life-threatening illnesses. The Company was incorporated in October 2018. The Company has no revenues to date.

Current Operations and Recent Developments

The Company is developing its first product, a Cardiovascular Spectrum Diagnostic System (“CSDS”) CSDS is designed to incorporate technology and function of current equipment while providing the healthcare professional with a portable, all-in-one instrument that is easy and intuitive to use. Readings are immediately available on the tablet and provide a robust and comprehensive assessment of overall coronary and cardiovascular function and even, possibly, denote the potential presence, size and location of any possible myocardial ischemic. The proceeds from this offering will be used to finalize the research of the CSDS, to complete its FDA approval application, and to begin production and marketing of the system.

The Company intends to develop as a medical device and products company through its own research and by entering into partnerships or other business arrangements with other medical device and research companies. The Company intends to focus on developing and providing technologically advanced products.

Technology and devices the Company elects to distribute are expected to focus on preventative and diagnostic testing and care with the anticipation of detecting potential medical issues in their early stages yielding positive medical outcomes for patients. We intend to conduct our own research and to develop medical technologies, further developing products that the Company can distribute, obtaining necessary approvals and certifications, as well as being reimbursable under current medical procedure billing codes.

The Company is at the very beginning of its growth cycle and like many emerging growth companies, it faces challenges. These challenges range from the need for additional working and growth capital, securing qualified key personnel, managing market expectations, and supporting product procurement as anticipated demand increases. The Company believes that it is positioning itself to meet and overcome these various challenges, allowing for increased opportunities where market penetration and growth can be realized.

The Company believes that the medical device sector is a very fast growing industry representing a tremendous opportunity to participate in the growing demands of the bio life sciences and health care technology industries. An aging global population and chronic diseases are fueling the rising demand and associated spending of care, along with increasing patient awareness, knowledge, and expectations putting focus and pressure on the research and development of early detection, diagnostic and clinical innovations. The Company believes that such focus and demand will be fueled by an aging population and the burgeoning prevalence of chronic diseases. This represents an opportunity for medical technology research and development companies such as New World Technologies, Inc. in helping physicians deliver innovative, cost-effective high-value health care with positive outcomes for both patient and physician.

In October 2018 we secured office space in Hauppauge, New York as our operational headquarters. This new location will be used to provide executive, management and administrative offices for the Company’s regional operations. We have also secured various key individuals to join our management team and our Board of Directors.

In 2019, the Company intends to develop a core foundation of technologies and products to bring to market with the anticipation of building upon that foundation and further enhancing and expanding upon products offered and networks serviced through the end of 2019, focusing on the evaluation, implementation and placement of new technology and products through new distribution channels, partners and strategic alliances.

As the Company looks forward to this growth and expansion, and the further execution of its model, the Company is actively seeking the appointment of additional new executive management team members. The Company is also seeking to expand its Board of Directors. During October 2018, the Company appointed a new Chief Operating Officer, who will also serve on the Board of Directors, appointed a new Chief Financial Officer and appointed an additional member of the Board of Directors, all providing the Company with a foundation of industry and business leadership and expertise.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. On an ongoing basis, we evaluate these estimates and judgments. We base our estimates on our historical experience and on various other assumptions that we believe to be reasonable under the circumstances. These estimates and assumptions form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results and experiences may differ materially from these estimates.

Results of Operations

Results for the month ended October 31, 2018. The Company was incorporated and started its operations in the month ended October 31, 2018; consequently the results for the month cannot be compare to any prior results.

Revenue. The Company had no revenue for the month ended October 31, 2018.

Operating expenses: Payroll, consulting, and professional fees aggregated $12,800 for the month ended October 31, 2018. The expense is attributable to the issuance of shares to individuals retained as key management team members and board members.

Rent. There was no rent expense for the month ended October 31, 2018. During October 2018 the Company entered a lease for office space in Hauppauge, New York. This new location will be used to provide executive, management and administrative offices for the Company’s regional operations. According to the terms of the lease, the commencement date will be November 15, 2018 with rent commencing on February 15, 2019. Subsequently the Company further entered into a Commencement Date Agreement with the landlord amending the lease commencement date to December 21, 2018.

General and Administrative. There were no general and administrative expenses for the month ended October 31, 2018. The Company anticipates that it will secure certain insurance coverages, telephone and telecommunications services and travel, entertainment, meals and related expenses over approximately the next 90 days as the Company jumpstarts its medical technology and device research, development and distribution business.

Depreciation and Amortization. There is no depreciation or amortization expenses for the month ended October 31, 2018. The Company anticipates it will procure certain fixed assets and related capital expenditures over approximately the next 90 days as the Company jumpstarts its medical technology and device research, development and distribution business.

Income Taxes. No provision for income taxes has been recorded.

Net Loss. The net loss for the period ended October 31, 2018 was $12,800. The Company has not calculated a loss per weighted average common share outstanding for the period ended October 31, 2018 as there were no common shares outstanding at that date.

Liquidity and Capital Resources

As the Company is currently jumpstarting its medical technology and device research, development and distribution business, there will be concerted, focused efforts on raising capital. During October 2018, the Company raised net proceeds of $200,000 through a private placement in order to fund the development and growth of operations. The Company’s ability to continue as a going concern is dependent on obtaining additional adequate capital to fund additional operating losses until profitable. If the Company’s is unable to obtain adequate capital, it could be forced to cease operations.

Cash flows for the period ended October 31, 2018: For the period ended October 31, 2018, we incurred a net loss of $12,800. Net cash used in operating activities was $0, net cash used in investing activities was $0 and net cash provided by financing activities was $200,000.

Working Capital Information

The following table presents a summary of our working capital:

Category	October 31, 2018
Current assets	$200,000
Current liabilities	12,600
Working capital	$187,400

As of October 31, 2018, the Company had a working capital surplus of $187,400, primarily due to an increase of $200,000 in cash as a result of entering into a stock purchase agreement for the issuance of 1,428,571 shares of common stock to New World Technologies, Inc. (Nevada) and current liabilities of $12,600 representing liability for stock to be issued of $12,600, due to entering various employment and board agreements with current key management team members.

The Company also expects to continue its capital raising efforts through 2019 with increased exposure and awareness through more formalized investor and public relations, roadshows and the engaging of professional firms.

In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon our continued operations, which in turn is dependent upon our ability to meet our financial requirements, raise additional financing, and the success of our future operations.

Additional funding may not be available to us on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our stockholders. For example, if we raise additional funds by issuing equity securities or by selling debt securities, if convertible, further dilution to our existing stockholders would result. To the extent our capital resources are insufficient to meet our future capital requirements, we will need to finance our future cash needs through public or private equity offerings, collaboration agreements, debt financings or licensing arrangements. If adequate funds are not available, we may be required to terminate, significantly modify or delay the development and launch of our businesses, reduce our planned commercialization efforts, or obtain funds through means that may require us to relinquish certain rights that we might otherwise seek to protect and retain. Further, we may elect to raise additional funds even before we need them if we believe the conditions for raising capital are favorable.

BUSINESS AND BUSINESS PLAN

Overview

We are a development stage company intending to become an industry leader in healthcare and medical device technology and device research, development and distribution. Our initial technology focus will be designed to allow for early detection and mitigation or prevention of potentially life-threatening illnesses (that might otherwise have gone un-noticed and un-treated) and thereby extend and save human lives). The Company intends to be both a medical technology and medical device research and development company.

Our mission is to research, develop, design and manufacture, and market to primary care physicians and other healthcare professionals, comprehensive, cutting edge early detection and diagnostic technologies that are non-invasive, easy to administer and generate data that is easy to interpret. The Company envisions that its technologies and products will offer physician networks and healthcare institutions with an ongoing and sustainable revenue streams while, at the same time, expanding the early detection and prevention services they can offer and provide to their patients.

Our Initial product: Cardiovascular Spectrum Diagnostic System (“CSDS”)

The Company is completing the research and testing of its initial product: Cardiovascular Spectrum Diagnostic System (“CSDS”). The CSDS system is designed to incorporate technology and function of current equipment while providing the healthcare professional with an all-in-one instrument that is portable, easy and intuitive to use. Using a tablet, the system uses twelve electronic leads placed on a patient’s neck, chest, wrists and ankles, a finger pulse oximeter and two arm and ankle cuffs. The readings are immediately available on the tablet and provide a robust and comprehensive assessment of overall coronary and cardiovascular function and even, possibly, denote the potential presence, size and location of any possible myocardial ischemic.

As tested, the unit can detect changes in pulse and blood oxygen levels and to immediately generate on the tablet an overall cardiovascular assessment, Eccentric Contraction (“EC”), Arterial Elasticity (“AE”). And Remaining Blood Volume (“RBV”) in the heart, and other reports. The unit is designed to generate these reports incorporating the technology of predecessor equipment and technology but now also utilizing three additional and highly effective technologies:

Photoelectrical Plethysmography (“PPG”)

Ankle-Brachial Blood Pressure Index (“ABI”)

Pulse Volume Recording (“PVR”)

These additional new technologies are processed through the Company’s proprietary algorithmic analyses of the ECG, pulse and cuff derived data with computer probability assessments and are immediately available to the healthcare professional on the tablet. The major hurdle being addressed in this final testing stage is ensuring there is a cohesive integration between the hardware and the analytical software.

The Company intends that proceeds from this offering will be used to complete this final stage of testing and bring the CSDS to market. See BUSINESS.

The Company believes that the CSDS unit represents cutting edge technology with an ongoing emphasis on diagnostics and screening, potentially allowing for the prevention or early detection of potentially life-threatening illnesses or conditions. The CSDS device will allow primary care physicians and others to expand traditional services by offering the administration of minimally invasive testing procedures on any patient during the course of a routine examination. The CSDS unit is an easy-to-administer, non-invasive product which can provide early detection and preventative diagnosis of cardiovascular and coronary heart disease.

Trademark Protection

The Company has applied for trademark status of CSDS, serial no. Serial # 88265409. The Company intends to use all legal means to enforce its rights under the protections offered by the trademark laws. The Company intends to apply for a patent on its technology once such technology has been successfully completed.

Anticipated Launch of CSDS

The initial launch of the CSDS devices will occur immediately after completion of the current final testing and manufacture of the first commercial prototype (approximately two to four months following commencement thereof) plus an additional period of time for Section 510(k) FDA clearance (approximately up to six months following submission of results and prototype). Funds for the completion of the testing will be available upon sale of the Minimum Offering of Shares. Although the Company has allotted up to 12 months to reach the Minimum Offering, it believes that can raise the Minimum Offering amount in a shorter time period. The Company anticipates between eight to 12 months rom the raise of the Minimum Offering until the launch of the CSDS. This timeline is only an estimate and there can be no absolute assurance as to when a first commercial prototype will be completed or how long the Section 510(k) FDA clearance will in fact require.

Commercialization Prerequisites – Regulatory Approval and Qualifying for Reimbursements

Regulatory Approval. Once the CSDS prototype is finalized and out of development stage, we will apply and submit it to the FDA for a 510(k) clearance to market. In addition, we will submit the device for review for CE Mark and the International Electrotechnical Commission (IEC) certification.

Reimbursement Approval. While there are no specific CPT codes assigned to a particular manufacturer or device, Medicare and Medicaid has approved reimbursement for limited bilateral non-invasive physiologic studies of upper or lower extremity arteries as well as the testing of automatic nervous system function; vasomotor adrenergic innervation. The inclusion of physiological measurements and assessments by the Centers for Medicare and Medicaid Services is a strong step and demonstrates the increased diagnostic value placed on such technologies.

Roll Out and Implementation Strategy for the CSDS

The Company has determined to put a primary focus on servicing the Primary Care Physician (PCP) market – an area that has and continues to experience significant changes in the world of healthcare service providers and payers. The approximately 250,000 PCPs in the United States commonly serve as a patient’s first line for a variety of potentially high cost diseases and illnesses, and continues to be one relationship that is highly valued by the patient and typically remains a constant in an otherwise rapidly changing world of healthcare service providers and payers.

The Company intends to maximize product reach and placement by pursuing and engaging strategic alliances such as larger groups of PCPs that are members of Accountable Care Organizations (ACOs), Independent Physician Associations (IPAs) or other large physician group structures like hospice and hospital systems. This strategy will allow us to potentially partner with larger healthcare parent entities who, among other responsibilities, manage the business aspects of larger group practices; thereby facilitating access to large physician groups through singular centralized points of contact and distribution.

One of our primary goals is not only to enhance and expand sales, marketing and distribution relationships by increasing the number of locations our products and services reach, but to best leverage and further enhance existing and future network alliances and relationships by increasing future product and value-added offerings available for development and placement in already existing networks.

The Company will pursue distribution alliances and relationships for our unique and cutting-edge technology that focuses on screening, early detection and diagnostics, potentially yielding the most beneficial and optimal outcomes and results for both patient and physician. Additionally, such products should also provide physicians and other healthcare professionals with both clinical and economic benefits in better serving their patients, as we expect to develop and pursue technology and products that are anticipated to be reimbursable by both public (government-funded plans and programs) and private insurance and reimbursement agents under existing reimbursement codes. Such products not only expand and enhance patient testing and treatment options and capabilities for the physician or healthcare provider, but can also potentially enhance and improve the overall profitability of their practice.

Manufacturing and Distribution

Software and algorithmic development will be done in-house initially. The Company anticipates that all the hardware manufacturing will be performed contracted companies and assembled in the USA. The CSDS device unit is anticipated to be manufactured at a cost of $4,500 per unit. We are identifying and qualifying manufacturers to handle the production of the units, not only because a single supplier may not be able to fulfill our potential needs, but also in preparation to eventually move the manufacturing and assembly of the units to more effective and efficient locations.

Customer Analysis

Our customers are anticipated to include managed care groups, hospital buying groups, accountable care organizations (ACOs), independent practice organizations (IPO), physician groups and independent physicians. Our target customer would be Primary Care Physicians. Secondary Specialists customers would be Cardiologists and Podiatrists (diabetics and limb salvage). With managed care increasing and the “greying” of America, the average family doctor sees 85 patients per week, the highest of any practicing doctor, and works an average of 49 hours per week.

With demand for Primary Care Physicians projected to increase beyond supply, there is a focus on this sector and how to encourage and enhance growth to meet these needs. Researchers estimate that America’s current primary care workforce would need to expand by 3% between 2010 and 2025 to keep up with the country’s health care demands.

The Company believes that it can capitalize on the demand and growth anticipated for the Primary Care Physician sector. During routine primary care physician office visits and exams and without disruption to the patient’s visit or the physician’s schedule, the CSDS diagnostic test would be performed while the patient is already on the examination table and the nurse or physician’s assistant is taking their “vitals”. Our non-invasive CSDS diagnostic test would be added to the already routine tests performed, and could enhance the patient’s visit with a non-invasive, comprehensive cardiovascular analysis, potentially allowing for the prevention or early detection of potentially life-threatening illnesses.

This technology is also anticipated to provide an unprecedented new revenue stream for PCPs and healthcare providers that could potentially change the very financial nature of their practices. Such testing can be seamlessly added to their existing practices with little to no capital expenditures, additional professionals, time investment to existing schedule structures and routines, and office footprint requirements. As such, our non-invasive CSDS diagnostic technology is anticipated to produce positive outcomes on multiple levels for both patient and physician.

The Market

An aging global population and chronic diseases, along with increasing patient awareness, knowledge and expectations are fueling the rising demand and associated spending for healthcare and putting focus and pressure on the development of early detection, diagnostic and clinical innovations. The medical sector is currently one of the fastest growing industries in the nation, and U.S. health care expenditures are projected to soar to an estimated $3.78 trillion in 2018, absorbing nearly 20% of our total gross domestic product (GDP).

An aging global population and chronic diseases are fueling the rising demand and associated spending of care, along with increasing patient awareness, knowledge, and expectations putting focus and pressure on the research and development of early detection, diagnostic and clinical innovations. Such focus and demand, expected to continue to be fueled by increasing demand from an aging population and the burgeoning prevalence of chronic diseases, represent a potentially profitable sector for medical technology research and development companies ours in helping physicians deliver innovative, cost-effective high-value health care with positive outcomes for both patient and physician.

The Company believes it is positioned to leverage and capitalize on this growth by establishing a strategic position in one of the most profitable sub-segments of this industry: medical and healthcare technology.

Heart disease is currently the Number One cause of death in the United States, claiming the lives of more than three-quarters-of-a-million (787,044) patients in the past year alone. Moreover, coronary heart diseases, strokes and other cardiovascular ailments currently claim more lives than all forms of cancer combined. In the United States, someone has a heart attack every 34 seconds, yielding staggering estimated direct and indirect costs of heart disease at more than $320.1 billion.

We plan to focus on the prevention and early detection of illnesses and diseases, in an effort to enable physicians and patients to avoid invasive, costly procedures, extensive recovery times and long-term care that may occur if certain conditions were to progress untreated as a result of having gone undetected. Preventative and diagnostic care devices, technologies and medicines are currently one of the fastest growing healthcare segments in the U.S. Our focus is on providing such early detection devices, services and technologies to the approximately 250,000 PCPs and thereby assist them in creating environments and maintaining resources in which essential diagnostic and preventative care is provided effectively and efficiently, with optimal outcomes for both the physician and the patient.

Funding Requirements

We expect to incur substantial expenses and generate ongoing operating losses for the foreseeable future as we prepare for the commencement and ramp-up of our medical technology and device research, development and distribution business, the scale-up and procurement of finished devices and ongoing research and development of medical technologies. If we are unable to raise an adequate amount of capital however, we could be forced to curtail or cease operations.

Our future capital uses and requirements depend on numerous forward-looking factors. These factors include the following:

-the time and expense needed to research and fully develop finished products and securing successful certifications for medical technologies and devices;

-the time and expense needed to complete the procurement of finished devices and successful establishment and roll-out of the medical technology and device business;

-the expense associated with building a network of independent sales representatives to market the technologies selected for distribution; and

-the degree and speed of patient and physician acceptance of these devices and products and the degree to which third-party payors approve and pay for reimbursement

Target Market Segments

The U.S. domestic market is our first priority and is anticipated to include managed care groups, hospital buying groups, accountable care organizations (ACO), independent practice organizations (IPO), physician groups, independent physicians and the patients that entrust them with their health and well-being. The market is dominated by managed care groups. Primary markets would be Primary Care Physicians (includes Internal Medicine, Family Medicine/General Practice and Preventative Medicine) with potential secondary markets with certain specialists including Cardiologists (Cardiovascular Disease and Interventional Cardiology) and Podiatrist (includes diabetic complications and limb salvage).

It is the physician’s patient base that ultimately makes up and drives the market for the cardio spectrum technology. Cardiovascular diseases including Heart Disease, Stroke, Cardiac Arrest and other Cardiovascular Diseases dominate this patient base in one form or another and can be symptomatic or asymptomatic.

The following is a summary of significant statistic excerpts demonstrating the potential patient base market for the cardio spectrum technology. Excerpts from the Heart Disease and Stroke Statistics 2018 by the American Heart Association:

Heart Disease, Stroke and other Cardiovascular Diseases

●	Cardiovascular disease, listed as the underlying cause of death, accounts for nearly 836,546 deaths per year in the US. That’s about 1 of every 3 deaths in the US.
●	About 2,300 Americans die of cardiovascular disease each day, an average of 1 death every 38 seconds.
●	Cardiovascular diseases claim more lives each year than all forms of cancer and Chronic Lower Respiratory Disease combined.
●	About 92.1 million American adults are living with some form of cardiovascular disease or the after-effects of stroke. Direct and indirect costs of total cardiovascular diseases and stroke are estimated to total more than $329.7 billion; that includes both health expenditures and lost productivity.
●	Nearly half of all NH black adults have some form of cardiovascular disease, 47.7 percent of females and 46.0 percent of males.
●	Coronary Heart Disease is the leading cause (43.8 percent) of deaths attributable to cardiovascular disease in the US, followed by Stroke (16.8 percent), Heart Failure (9.0 percent), High Blood Pressure (9.4 percent), diseases of the arteries (3.1 percent), and other cardiovascular diseases (17.9 percent).
●	Heart disease accounts for 1 in 7 deaths in the US.
●	Cardiovascular disease is the leading global cause of death, accounting for more than 17.9 million deaths per year in 2015, a number that is expected to grow to more than 23.6 million by 2030.
●	CVD and stroke accounted for 14% of total health expenditures in 2013-2014. This is more than any major diagnostic group.
●	Total direct medical costs of CVD are projected to increase to $749 billion in 2035.

Cholesterol

●	About 94.6 million, or 39.7 percent, of American adults have total cholesterol of 200 mg/dL or higher.
●	About 28.5 million, or 11.9 percent, of American adults have total cholesterol of 240 mg/dL or higher.
●	Nearly 1 of every 3 American adults have high levels of LDL cholesterol (the “bad” kind).
●	About 18.7 percent of American adults have low levels of HDL cholesterol (the “good” kind).

Diabetes

●	An estimated 23.4 million, or 9.1 percent, of American adults have diagnosed diabetes.
●	An estimated 7.6 million, or 3.1 percent, of American adults have undiagnosed diabetes.
●	Additionally, about 81.6 million, or 33.9 percent, of American adults have prediabetes.
●	Hispanics, NH blacks, and NH Asians bear a disproportionate burden of diabetes in the US.
●	In 2015, an estimated 5.2 million deaths were attributed to diabetes globally. This represents a mortality rate of 82.4 per 100,000.
●	It is estimated that there will be 642 million people with diabetes in 2040.

High Blood Pressure

●	Using the 2017 ACC/AHA Guideline for the Prevention, Detection, Evaluation, and Management of High

Blood Pressure in Adults, 45.6 percent of US adults have hypertension.

●	In 2015, there were 78,862 deaths primarily attributable to High Blood Pressure.
●	From 2005 to 2015, the death rates attributable to High Blood Pressure increased 10.5%, and the actual number of deaths attributable to High Blood Pressure rose 37.5%.
●	Projections show that by 2035, the total direct costs of High Blood Pressure could increase to an estimated $220.9 billion.

Competition

Although there is no known current product or technology in direct competition or any known current market competition for the anticipated market roll-out of the CSDS technology, larger companies with established brand names and distribution patterns generally have a distinct advantage in the medical device arena. Any direct competition may only be potentially for individualized tests of the CSDS technology and companies offering similar individualized technology for measuring items such as blood flow, pressure and pulse volume. Such individual and/or stand-alone tests and procedures currently and commonly available for diagnosing the cardiovascular system in detecting Coronary Artery Diseases (“CAD”) are as follows (and shown below in approximate order of invasiveness):

●	Electrocardiogram (ECG)
●	Exercise Tolerance Test (ETT) or Stress Test
●	Radionuclide Scan
●	Angiogram
●	Intravascular Ultrasound (IVUS)
●	Coronary Flow Velocity Reserve (CFR or CVR)
●	Relative Coronary Flow Velocity Reserve (rCFR or rCVR)
●	Fractional Flow Reserve (FFR)

The Company is unaware of any product on the market utilizing the CSDS technology, which is an all-in-one, completely non-invasive diagnostic suggestion tool that can be administered in minutes at the Primary Care Physicians office, incorporating an ECG, Pulsox and Cuff Acquisition matrix generating FCG (Frequency CardioGram), PPG (Photoelectrical Plethysmography), ABI (Ankle-Brachial Blood Pressure Index) and PVR (Pulse Volume Recording) results, yielding a complete, all-in-one Diagnostic Suggestion System that provides a preliminary screening tool with immediate assessment in detecting Coronary Artery Diseases (CAD) Early Ischemic to Myocardial Infarction and Arteriosclerosis.

Intellectual Property

We will strive to protect and enhance the proprietary technologies, inventions, products and product candidates, methods of manufacture, methods of using our products and product candidates, and improvements thereof that are commercially important to our business. We intend to protect our proprietary intellectual property by, among other things, filing patent applications in the United States and in jurisdictions outside of the United States covering our proprietary technologies, inventions, products and product candidates, methods, and improvements that are important to the development and implementation of our business. As of the date of this Prospectus, we own no patents or any pending patent application.

FDA Pre-Approval and Post-Approval Requirements

All medical devices sold in the United States are regulated by the U.S. Food and Drug Administration (FDA). More specifically, any medical devices manufactured, repackaged, relabeled, and/or imported by any company or firm to sell in the U.S. has to meet FDA regulations. Products manufactured or distributed (i) require FDA pre-approvals through a 510(k) clearance or clinical trial(s), and (ii) are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to record-keeping, reporting of adverse experiences, periodic reporting, product sampling and distribution, and advertising and promotion of the product. The Company intends to file for a 510(k) clearance.

The FDA states that all classes of medical devices, are “an instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including a component part or accessory” that’s recognized as a pharmaceutical or supplement, intended as a diagnoses, cure, or preventive treatment of a disease, with the intention to affect the structure of a human or animal body.

The medical device classification system is a three-tiered system: Class I, II, and III.

The primary factor that determines a medical device class is risk. Each medical device is classified by the risks associated with the device. The higher numbered class, the greater the regulatory control, which further defines the regulatory requirements for a general device type. Classification is determined not only by what risk the device poses to the patient and/or the user, but also the intended use of the device along with any specialized indications for its use.

Class I: medical device with low to moderate risk to the patient and/or user. If a device falls into the category of exempted Class I devices, a premarket notification application and FDA clearance is not required before marketing the device in the U.S. However, the manufacturer is required to register their establishment and list their generic product with FDA.

Class II: medical devices with a moderate to high risk to the patient and/or user. Most medical devices are considered Class II devices.

Class III: medical devices with a high risk to the patient and/or user. These devices usually sustain or support life, are implanted, or present potential unreasonable risk of illness or injury. ”

The Company believes that the CSDS system will be classified as a Class II Medical Device. The Company believes this will be the CSDS classification as predecessor and parallel non-invasive technologies have been classified as Class II and the CSDS devices poses no direct immediate life risk to the user but the results may be relied upon by the physician or patient and errors therein would present a risk to the patient. Most medical devices are considered Class II devices with more than half of submissions approved by the FDA falling under this class.

The Company intends to apply for 510(k) clearance which is a premarket submission to the Federal Drug Administration (FDA) demonstrating to the FDA that the CSDS device is at least as safe and effective as (i.e., substantially equivalent to) another legally marketed device that has already been cleared by the FDA or marketed prior to 1976 (a “predicate device”). If a prodict is not accepted for review by the FDA it is placed on the “Refuse To Accept” hold and a company has 180 days to address any deficiencies. If the deficiency is not timely corrected, then the product is deleted from the active 510(k) application list and a company would need to make a new submission for approval.

Coverage and Reimbursement

Our ability to successfully commercialize any products for which we receive approval will depend in part on the extent to which coverage and adequate reimbursement for the procedures utilizing our products will be available to health care providers from third-party payors, such as government health administration authorities, private health insurers and other organizations. Third-party payors determine which procedures, and the products utilized in such procedures, they will cover and establish reimbursement levels. Assuming coverage is obtained for procedures utilizing a given product, the resulting reimbursement payment rates may not be adequate or may require co-payments that patients find unacceptably high. Coverage and adequate reimbursement for procedures, which utilize new products, is critical to the acceptance of such new products. Coverage decisions may depend upon clinical and economic standards that disfavor new products when more established or lower cost therapeutic alternatives are already available or subsequently become available.

Government authorities and other third-party payors are developing increasingly sophisticated methods of cost containment, such as price controls, restrictions on coverage and reimbursement and requirements for substitution of less expensive products and procedures. Increasingly, government and other third-party payors are increasingly challenging the prices charged for health care products and procedures, examining the cost effectiveness of procedures, and the products used in such procedures, in addition to their safety and efficacy, and limiting or attempting to limit both coverage and the level of reimbursement. Further, no uniform policy requirement for coverage and reimbursement exists among third-party payors in the United States, which causes significant uncertainty related to the insurance coverage and reimbursement of newly approved products, and the procedures which may utilize such newly approved products. Therefore, coverage and reimbursement can differ significantly from payor to payor and health care provider to health care provider. As a result, the coverage determination process is often a time-consuming and costly process that requires the provision of scientific and clinical support for the use of new products to each payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance.

There may be significant delays in obtaining coverage and reimbursement for newly approved products, and coverage may be more limited than the purposes for which the product is approved by the FDA. Moreover, eligibility for coverage and reimbursement does not imply that a product, or the procedures which utilize such product, will be paid for in all cases or at a rate which the health care providers who purchase those products will find cost effective.

Healthcare Reform Measures

The United States and some non-U.S. jurisdictions are considering or have enacted a number of legislative and regulatory proposals designed to change the healthcare system. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives.

For example, the pharmaceutical industry in the United States has been affected by the passage of PPACA, which, among other things: imposed new fees on entities that manufacture or import certain branded prescription drugs; expanded pharmaceutical manufacturer obligations to provide discounts and rebates to certain government programs; expanded health care fraud and abuse laws; revised the methodology by which rebates owed by manufacturers to the state and federal government under the Medicaid Drug Rebate Program are calculated for certain healthcare products.

Since its enactment, Congress has considered legislation that would repeal or repeal and replace all or part of the PPACA. Congress will likely consider other legislation to replace elements of the PPACA. In the future, there will likely continue to be proposals relating to the reform of the U.S. healthcare system, some of which could further limit coverage and reimbursement of products.

COMPANY

The Company was incorporated in the State of Delaware on October 15, 2018. Our office address is 1363 Veterans Memorial Highway, Suite 22, Hauppauge, New York 11788. Our telephone number is 888-605-3510. Our website address is www.newworldtek.com

Employees

As of the date of this prospectus, the Company has three full-time employees who are also the key executives of the Company. The Company has no part-time employees. Of these employees, one is primarily engaged in research and development activities and two are primarily engaged in general and administrative matters.

Facilities

Our principal executive offices are located at 1363 Veterans Memorial Highway, Suite 22, Hauppauge, NY 11788, where we lease an approximately 2,000 square foot facility. This facility houses our administrative headquarters, research and development laboratories and pilot manufacturing facility. We believe that our existing facilities are adequate to meet our current needs, and that suitable additional or alternative spaces will be available in the future on commercially reasonable terms.

Legal Proceedings

The Company is not a party to any material legal proceedings.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information concerning our executive officers, directors:

Name	Age	Position	Year Commenced
Hank Tucker	58	Chief Executive Officer, Secretary and Director (Chairman)	2018

Andrew Fitzpatrick	57	Chief Operating Officer, Director	2018

Richard Gonsalves	58	Chief Financial Officer	2018

Oakley J. Gentry	50	Director	2018

Messrs. Tucker and Gonsalves work full time for the Company. Mr. Fitzpatrick works for the Company part time at approximately 25 hours per week. Mr. Gentry is an independent director and is not an employee of the Company.

Hank Tucker serves as the Company’s Chief Executive Officer, Secretary and Chairman of the Board. Mr. Tucker has experience in ancillary medical devices, including the development, management and marketing of medical and pharmaceutical devices, with a particular focus on ancillary medical information delivery systems and devices. Mr. Tucker handles the research and development of the CSDS system and will be responsible for the development of new products and personnel to assist or manage development of such products.

Mr. Tucker also has expertise and leadership experience in the computer technology industries, including the development of complete, full service software programming, hardware builds and configurations and complete integrated system solutions. Prior to joining the Company in October, 2018, Mr. Tucker worked for the following companies in the capacities indicated:

July 2004 to 2018 – Pro-Management Services, Inc., Westhampton Beach, New York

Mr. Tucker served as Chief Executive Officer, Product and Business Development where he provided extensive experience, leadership and creativity in product development, production and distribution. Mr. Tucker successfully led initiatives of production including processes and infrastructures involved in producing, processing, packaging, transporting, marketing, consumption, and disposal. He has also grown market penetration and bolstered revenues through sales, marketing and business to business programs including online initiatives, wholesale, retail and regional distribution efforts. Under his leadership and vision, Mr. Tucker successfully assembled a team that collectively pioneered, designed, engineered and manufactured an oral medication (tablets and capsules) delivery device and system. This delivery system effectively and efficiently assisted patients and their care givers to the monitoring and compliance of taking prescribed medications. Mr. Tucker worked closely with major pharmacy chains and pharmaceutical companies in successfully improving and enhancing their compliance programs by incorporating and utilizing his technology while simultaneously providing consultation based on his experience and expertise in product development and roll out. He solidified strategic alliances with and successfully sold his technology nationally through CVS and Cardinal Health, as well as other national and regional companies.

Andrew Fitzpatrick serves as the Company’s Chief Operating Officer and a Director. Mr. Fitzpatrick has superior leadership and analytics skills, including job costing, projections and forecasts, budgeting and risk analysis, cultivated and refined as a result of his extensive experience in leadership capacities in the petroleum industry for more than 30 years. Prior to joining the Company in October, 2018, Mr. Fitzpatrick worked for the following companies in the capacities indicated:

June 2015 to current – Valero Energy Corporation, San Antonio, Texas

Mr. Fitzpatrick serves as Territory Manager for the Fortune 50 international manufacturer and marketer of transportation and other petrochemical products. In this capacity, Mr. Fitzpatrick provides superior management and leadership through his extensive industry experience of over 30 years and is responsible for commanding over 200 client locations in the Northeast. He has a proven track record in leading multi-location operations, including growth and expansion efforts, spearheading the establishment, opening, and development of current and future facilities. Additionally, Mr. Fitzpatrick provides superior leadership and analytics, including job costing, projections and forecasts, budgeting and risk for unbranded gasoline transactions, prompting deals off of the New York Mercantile Exchange (NYMEX), the largest commodity futures exchange market in the world.

July 2009 to June 2015 – Global Companies LLC, Waltham, Massachusetts

Mr. Fitzpatrick served as Senior Wholesale Marketing Manager for this subsidiary of a Fortune 500 master limited partnership that owns and/or controls one of the largest networks of refined petroleum products in the Northeast with 1,500 locations. In this capacity, Mr. Fitzpatrick provided sales and marketing planning, product development, expansion initiatives including research and development of target markets, and brand management. He also provided essential feedback for product development and refinement and worked with sales, marketing, engineering, and product teams to understand and determine objectives and goals, then formulated, developed and maintained successful marketing strategies.

Richard Gonsalves serves as the Company’s Chief Financial Officer. Mr. Gonsalves is a proven leader, successfully growing businesses under his direction by developing talented, top-notch teams, managing corporate administration and operations and forging business relationships and strategic alliances. He bases his success and management style on a strong commitment to profitability through effective policies, adopting strategic efficiencies and a commitment to customer service and support. Prior to his joining the Company in October, 2018, Mr. Gonsalves worked for the following companies in the capacities indicated:

March 2014 to 2018 - Elite Rim Repair, Plainview, New York

Mr. Gonsalves served as General Manager where he was responsible for the successful leadership of over 155 administrative and professional employees, with a delivery fleet of over 50 vehicles and over a dozen of on site, in house repair professionals. Mr. Gonsalves also managed and was responsible for the company’s privately held portfolio consisting of a consortium of smaller auto detailing, repair, refinishing and furbishing companies. He was also instrumental in the successful development and implementation of a new mobile division and profit center where the company’s services were expanded and made available for on site, remote customer locations.

November 2011 to March 2014 - Fix Rim New York, Farmingdale, New York

Mr. Gonsalves served as General Manager where he led all organizational day-to-day operations, including financial statement reporting and analysis, budgets and forecasts and costing models, exponentially growing the company. Through his vision, results-oriented drive, team building skills and customer based management style, the company became a premier regional organization and ultimately sold through a business franchise transaction.

Oakley Gentry serves as a director of the Company. Mr. Gentry has leadership and entrepreneurial experience in the operation and management of residential and commercial real estate, construction and development projects. He is detailed oriented and a superior multi-tasker and problem solver, actively involved taking a hands on approach as a leader and entrepreneur, from supplier procurement to labor relations to adherence to the most detailed demands of project specifications. Most recently, as founder of his own regional construction and development company, Mr. Gentry has been recognized in the field as an outstanding builder, developer and one of Long Island’s largest East End builders of commercial and estate properties. Over the past three decades, his vast experience in project and construction management has afforded him achieving great success in all aspects of project management and development, including the management of complex multi-year development projects, high level negotiations, and serving as committee representative for large development projects domestically and internationally. Mr. Gentry holds a degree in Construction Management and Science from Clemson University.

Committees and Terms

The Board of Directors has not established any committees. The current Directors believe that it is not necessary to have such committees, at this time, because they can adequately perform the functions of such committees.

EXECUTIVE COMPENSATION

Remuneration of Officers and Directors

The Company commenced in October 2018 and has not paid any compensation to any officers and/or directors (but may choose to do so in the future); except for 2,000,000 shares of common stock issued to Mr. Tucker and 30,000 shares issued to each of Andrew Fitzpatrick, Richard Gonsalves and Oakley J. Gentry in connection with the formation of the Company. The compensation herein addresses all compensation awarded to, earned by or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Employment Agreements

The Company has entered into written employment agreements with each of its executive officers: Hank Tucker (Chief Executive Officer), Andrew Fitzpatrick (Chief Operating Officer), and Richard Gonsalves (Chief Financial Officer). The Company has no oral agreements or understandings with any other officer, director or other employee regarding base salary or other compensation.

Employment Agreement with Hank Tucker

The Company entered into a 5-year employment agreement with Hank Tucker commencing October 18, 2018. The employment agreement provides for Mr. Tucker to serve as Chief Executive Officer of the Company at a base salary of $180,000 the first year, $216,000 the second year, $240,000 the third year, $264,000 the fourth year and $300,000 the fifth year. The agreement shall be automatically extended for a period of two years unless otherwise notified by the Board 30 days prior to such renewal. The Company will provide officers and directors insurance for Mr. Tucker and will apply for key-man insurance on his life. The employment agreement provides that compensation will be paid to Mr. Tucker commencing January 1, 2019 but the Company to date has not made such payments and Mr. Tucker agreed to defer such payment until July 1, 2019.

In the event that the monthly cash Flow of the Company for any month during the first 12 months following July 1, 2019 is insufficient to pay the salary installment for that month, then the Company has the right to suspend its obligation to pay such installment during that month, provided that such deferral by the Company is limited to no more than two times during the 12 months following July 1, 2019. Any such deferred payment(s) will be due and payable on or before the first anniversary of July 1, 2020.

In its discretion, the Board may set an annual bonus schedule based on objectives to be determined by the Board. The minimum annual bonus for achievement of a majority of such bonus objectives will be 100% of the base salary paid in such year. The agreement provides that Mr. Tucker shall be nominated and elected to serve on the Company’s Board of Directors with the caveat that any resignation from serving as a director shall not be a default under the employment agreement and will not result in any reduction of compensation. The agreement further provides that within 120 days of the Company’s shares of common stock being listed on OTCQB, if such listing should occur, Mr. Tucker will receive 2,000,000 restricted shares of the Company’s common stock. The agreement includes standard provisions for early termination for cause or default by either par ty.

Employment Agreement with Andrew Fitzpatrick

The Company entered into a 1-year employment agreement with Andrew Fitzpatrick commencing October 18, 2018. The agreement is automatically renewable for an additional year unless either party notifies the other of its intent not to renew. The employment agreement provides for Mr. Fitzpatrick to serve as Chief Operating Officer of the Company at a base salary of $30,000. The agreement provides that Mr. Fitzpatrick is employed “at will” and each of the Company and Mr. Fitzpatrick has the right to terminate the agreement at any time, with or without advance notice and with or without cause. The agreement provides for a performance bonus of up to 100% of his then current base salary, The performance standards shall be determined, from time to time, by the Company’s Board of Directors. In addition, the Company’s Board of Directors may in its sole discretion provide an additional bonus to Mr. Fitzpatrick, the “Discretionary Bonus”.

Employment Agreement with Richard Gonsalves

The Company entered into a 1-year employment agreement with Andrew Fitzpatrick commencing October 18, 2018. The agreement is automatically renewable for an additional year unless either party notifies the other of its intent not to renew. The employment agreement provides for Mr. Gonsalves to serve as Chief Financial Officer of the Company at a base salary of $30,000. The agreement provides that Mr. Gonsalves is employed “at will” and each of the Company and Mr. Gonsalves has the right to terminate the agreement at any time, with or without advance notice and with or without cause. The agreement provides for a performance bonus of up to 100% of his then current base salary, The performance standards shall be determined, from time to time, by the Company’s Board of Directors. In addition, the Company’s Board of Directors may in its sole discretion provide an additional bonus to Mr. Gonsalves, the “Discretionary Bonus”.

Anticipated Officer and Director Remuneration

The Company to date has not paid any compensation to any officer or director. As described elsewhere herein the Company has issued stock to Hank Tucker (Chief Executive Officer Secretary and Director), Andrew Fitzpatrick (Chief Operating Officer/Director), Richard Gonsalves (Chief Financial Officer) and Oakley J. Gentry (Director). The Company has entered into employment agreements with Messrs. Tucker, Fitzpatrick and Gonsalves but no cash compensation or additional stock issuances are due to either Messrs. Gonsalves or Gentry. Mr. Tucker has agreed to defer payment of his compensation until such time as the Company has the funds to make such payments.

Compensation Table

To date the Company has not paid any cash compensation to any of its officers or directors.

Name and Position	Year (1)	Deferred Salary (2)	Stock Award	Stock Bonus (3)

Hank Tucker	2018	$0	2,000,000
	2019	$30,000		2,000,000

Andrew Fitzpatrick	2018	NA	30,000	NA
Chief Operating officer And Director	2019	NA	0	NA

Richard Gonsalves	2018	NA	30,000	NA
Chief Financial Officer	2019	NA	0	NA

(1)	Employment agreements were executed in 2018. No compensation was paid in 2018.
(2)	Pursuant to the employment agreement with Mr. Tucker, compensation at $15,000 per month was scheduled to begin January 1, 2019. Mr. Tucker has deferred any such payments until July 1, 2019.
(3)

Upon listing of the Company’s shaers on the OTCQB, if such listing should occur, the Company will issue 2,000,000 additional shares of common stock to Mr. Tucker. Such shares would be restricted securities and subject to the restrictions of Rule 144 for trade in the future unless otherwise registered.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

	Shares	Percent of Class (1)
Name and Position	Owned	Before	Minimum	Maximum

Hank Tucker:
President, CEO, Secretary and Director	2,000,000	56%	55%	36%

Andrew Fitzpatrick,
Chief Operating Offering and Director	30,000	*	*	*

Richard Gonsalves,
Chief Financial Officer	30,000	*	*	*

Oakley J. Gentry,
Director	30,000	*	*	*

All officers and directors
as a Group (4 persons)	2,090,000	59%	57%	37%

* Less than 1%

(1) Based on 3,518,571 shares of common stock outstanding prior to the offering, 3,618,571 shares outstanding if the minimum offering amount is sold, and 5,518,571 shares outstanding if the maximum offering amount is sold.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The officers and directors are subject to the restriction that all opportunities contemplated by the business plan which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company. A breach of this requirement will be a breach of the fiduciary duties of the officer or director.

New World Technologies, Inc. (Nevada) currently holds 12,571 shares of the Company’s common stock. In October, 2018, New World (Nevada) purchased an aggregate of 1,428,571 shares of the Company’s common stock for a purchase price of $200,000. New World (Nevada) distributed 1,416,000 of these shares. Hank Tucker, the Company’s Chief Executive Officer and a director, is the President and director of New World (Nevada) and owns 46% (650,000 shares) of the 1,408,000 outstanding shares of New World (Nevada). Messrs. Fitzpatrick, Gonsalves, and Gentry each own 13,000 shares, 25,000 shares and 50,000 shares, respectively, of New World (Nevada). The officers and directors of the Company own an aggregate of 738,000 (52%) of the outstanding shares of New World Technologies, Inc. (Nevada). The shares in New World Technologies, Inc. (Nevada) were distributed pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. This transaction was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investor purchasing securities was acquiring the same for investment purposes only, without a view to resale.

The employment agreement between Hank Tucker and the Company provides that In its discretion, the Board may set an annual bonus schedule based on objectives to be determined by the Board. The minimum annual bonus for achievement of a majority of such bonus objectives will be 100% of the base salary paid in such year. The employment agreement provides that Mr. Tucker shall be nominated and elected to serve on the Company’s Board of Directors with the caveat that any resignation from serving as a director shall not be a default under the employment agreement and will not result in any reduction of compensation.

DESCRIPTION OF SECURITIES

The following statements relating to the capital stock set forth certain material terms of the securities of the Company; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which have been filed as exhibits to this registration statement.

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 3,518,571 shares were outstanding as of the date of the registration statement, of which this prospectus is a part , held by 43 shareholders. The Company is also authorized to issue 20,000,000 shares of non-designated preferred stock, par value $0.0001, of which none are designated or outstanding.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which have been filed as exhibits in public offerings made by the Company and are available for review on the SEC’s web site at www.sec.gov.

The Company is registering up to 2,000,000 Shares of its common stock for sale to the public at a price of $5.00 per share.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. A shareholder is entitled to the number of votes equal to the number of shares owned. A shareholder can vote that number of shares for each director standing for election but if more than one director is standing for election, a shareholder cannot amass all the votes to one director. For instance, a shareholder owned 2,000 shares will have 2,000 votes for each director. If two directors are standing for election, the shareholder cannot vote 4,000 for one director and none for the other. The votes are not cumulative and must be voted within each directorship standing for office.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. The shareholders are entitled to share ratably in the liquidation or dissolution of the Company subject to any preferences applicable to the preferred stock.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

If determined by the Board of Directors, shares of preferred stock may be priority over in common stock in various areas including including providing that each share of preferred stock has more than one vote, has dissolution or liquidation priority, redemption rights or other preferred rights. At present there are no shares of preferred stock issued and no designation of preferred stock has been filed with the State of Delaware to create any preferred rights of the preferred stock.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTCQB

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTCQB (which replaced the OTC Bulletin Board ). The Board OTCQB differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges.

The OTCQB replaced the FINRA OTC Bulletin Board. The OTCQB has no minimum financial standards, includes shell companies, and small foreign issuers. To be eligible, companies must, among other requirements, be current in their reporting, undergo an annual verification and management certification process, have at least 50 beneficial shareholders, have a freely traded public float of at least 10% of the total shares outstanding, and meet the $0.01 bid test.

The OTC Pink (also known as the “Pink Sheets”) has no disclosure requirements. OTC Pink is a decentralized market where securities are traded directly by a network of dealers. The OTC Pink trades a wide range of domestic and foreign companies including penny stocks, shell companies and distressed companies. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

The Company engaged Continental Stock Transfer & Trust Company, as the transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 3,518,571 Shares outstanding. There will be 5,518,571 Shares outstanding if the maximum number of Shares offered herein is sold.

The Shares held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 6 months when purchased from issuers which are reporting companies. Companies which are deemed to be “shell” companies because of a lack of a business plan and no or nominal assets or cash, then such holding period is 12 months. As a development stage company with a defined business plan, purchasers herein will be required to hold their securities for at least 6 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities that they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company.

EXPENSES OF THIS OFFERING

The Shares will be offered directly by the officers and directors of the Company and not through an underwriter. Although the Company does not presently know the extent to which it will do so, the Company may also offer some of the Shares through broker-dealers or finders, as long as the broker-dealers are registered with the Financial Industry Regulatory Authority (FINRA) and any such finders who are otherwise permitted. Total compensation to such broker-dealers and finders shall not exceed an amount equal to 10% of the gross proceeds, payable in cash and/or in Shares (including options to purchase Shares at an exercise price equal to or greater than the offering price of $5.00/Share). The Company may indemnify such broker-dealers and finders with respect to disclosures made in the Memorandum.

LEGAL MATTERS

Lee W. Cassidy, Lee Cassidy Law, Newport Beach, California, has given an opinion as attorney-at-law regarding the validity of the issuance of the Shares offered by the Company.

INTEREST OF NAMED EXPERTS

BF Borgers CPA PC, Lakewood, Colorado an independent registered public accounting firm, has audited the balance sheets of the Company as of and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from October 16, 2018 (inception) to October 31, 2018. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of BF Borgers CPA PC, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Certificate of Incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct or (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification. Section 145 of the Delaware General Corporation Law (DGCL) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

ADDITIONAL INFORMATION

Certain information included in the Company’s Registration Statement, but not in the prospectus, for the subject offering may be obtained from the SEC via its website www.sec.gov.

In addition to the foregoing, prospective investors and their professional advisors are invited to review any materials available relating to the Company. The Company will afford prospective investors and their professional advisors the opportunity to ask questions of, and receive answers from the management of Company concerning such matters and to obtain any additional information (to the extent Company possesses such information and can acquire it without unreasonable expense ). Any information and materials will be made available at the executive offices of Company at 1363 Veterans Memorial Highway, Suite 22, Hauppauge, New York 11788 (or other mutually convenient location), or directly from Hank Tucker (888.605.3510), at any reasonable hour after reasonable prior notice.

FINANCIAL STATEMENTS

New World Technologies, Inc.

Financial Statements for the Year Ended

October 31, 2018

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of New World Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of New World Technologies, Inc. (the “Company”) as of October 31, 2018, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period October 16, 2018 (Inception) through October 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2018, and the results of its operations and its cash flows for the period October 16, 2018 (Inception) through October 31, 2018, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2018
Lakewood, CO

January 25, 2019

F-2

NEW WORLD TECHNOLOGIES, INC.

BALANCE SHEET

OCTOBER 31, 2018

ASSETS

CURRENT ASSETS
Cash - checks awaiting deposit	$200,000
Accounts receivable	-
Prepaid expenses	-
Total Current Assets	200,000

Fixed assets, net	-

OTHER ASSETS
Security deposits	-
Total Other Assets	-

TOTAL ASSETS	$200,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$-
Current portion of notes payable	-
Liability for common stock to be issued	12,600
Liability for preferred stock to be issued	-
Total Current Liabilities	12,600

Long-term Liabilities	-

TOTAL LIABILITIES	12,600

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, -0- shares issued and outstanding	-
Common stock, $0.0001 par value, 100,000,000 shares authorized, 3,428,571 shares issued and outstanding	343
Additional paid in capital	199,857
Accumulated Deficit	(12,800)
Total Stockholders’ Equity	187,400

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$200,000

The accompanying notes are an integral part of these unaudited interim financial statements.

F-3

NEW WORLD TECHNOLOGIES, INC.

STATEMENT OF OPERATIONS

OCTOBER 31, 2018

REVENUE	$-

OPERATING EXPENSES
Payroll, consulting and professional fees	12,800
Rent	-
Selling, general and administrative	-
Depreciation and amortization	-
Cost of Device Units	-
12,800

NET LOSS BEFORE OTHER INCOME (EXPENSE)	(12,800)

OTHER INCOME	-

LOSS BEFORE INCOME TAXES	(12,800)

INCOME TAXES	-

NET LOSS	$(12,800)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC & DILUTED	-

NET INCOME PER SHARE - BASIC & DILUTED	$-

The accompanying notes are an integral part of these unaudited interim financial statements.

F-4

NEW WORLD TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

OCTOBER 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,800)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	-
Share-based compensation	12,800

Change in operating assets and liabilities
Prepaid expenses	-
Accounts receivable	-
Accounts payable and accrued expenses	-
Total adjustments	12,800
Net cash used in operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Security deposits	-
Acquisition of fixed assets	-
Disposition of fixed assets	-
Net cash used in investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of preferred and common stock for cash
(including liability for shares to be issued)	200,000
Proceeds received from notes payable	-
Repayments of notes payable	-
Net cash provided by financing activities	200,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	200,000

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$200,000

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-
Taxes	$-

NON-CASH SUPPLEMENTAL INFORMATION:
Issuance of common stock for liability of stock to be issued	$-
Issuance of preferred stock for liability of stock to be issued	$-

The accompanying notes are an integral part of these unaudited interim financial statements.

F-5

NEW WORLD TECHNOLOGIES, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance – October 16, 2018	-	$-	-	$-	$-	$-	$-
Shares issued for services rendered and liability for stock to be issued	-	$-	-	$-	$-	$-	$-
Shares issued under agreements with consultants and employees	-	$-	2,000,000	$200	$-	$-	$200
Shares issued for cash	-	$-	1,428,571	$143	$199,857	$-	$200,000
Net loss for the month ended October 31, 2018	-	$-	-	$-	$-	$(12,800)	$(12,800)
Balance – October 31, 2018	-	$-	3,428,571	$343	$199,857	$(12,800)	$187,400

The accompanying notes are an integral part of these unaudited interim financial statements.

F-6

NEW WORLD TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS OCTOBER 31, 2018

1.	NOTE 1 – BASIS OF PRESENTATION AND BUSINESS DESCRIPTION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of October 31, 2018 and the results of operations and cash flows for the periods presented. The results of operations for the month ended October 31, 2018 are not necessarily indicative of the operating results for the full fiscal year or any future period.

New World Technologies, Inc. (the “Company”), was formed in the State of Delaware on October 16, 2018.

New World Technologies, Inc. is a healthcare and medical technology and device research, development and distribution company with a focus on developing and further providing innovative, cutting edge, technologically advanced products. Such technologies will be developed with an emphasis on diagnostics and screening technology, which potentially allows for the prevention or early detection and mitigation of potentially life-threatening illnesses.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (FDIC).

Circumstances surrounding “checks awaiting deposit”:

Checks awaiting deposit are checks that are outstanding for a longer than normal period of time and are infrequent and even rare during the normal course of business. Checks awaiting deposits as reported on the balance sheet ending 10/31/18 are solely due to one single check received by the Company. The check was dated October 29th, 2018, The check was received as a result of a stock purchase transaction during the early stages of the Company’s formation. Due to administrative issues on the Company’s side and administrative issues on the purchaser’s side, collectively, caused unique delays in the Company’s processing of the check. The funds were cleared and available to the Company on January 10, 2019.

Recently Issued Accounting Standards

The Financial Accounting Standards Board and the Securities Exchange commission have issued certain accounting standards updates and regulations that will become effective in subsequent periods. Management does not believe that any of those updates would have significantly affected the Company’s financial accounting measures or disclosures had they been in effect in 2018, and it does not believe that any of those pronouncements will have a significant impact on the Company’s financial statements at the time they become effective.

2.	NOTE 2 – COMMON STOCK and PREFERRED STOCK

In October 2018, the Company filed a Certificate of Incorporation and organized under the Delaware General Corporation Law. Under this certificate, the Company has 100,000,000 common shares, par value $.0001 per share authorized and 20,000,000 preferred shares, par value $.0001 per share authorized.

During October 2018, the Company issued 2,000,000 shares of common stock to an executive officer as a result of an employment agreement.

During October 2018, the Company raised $200,000 and issued 1,428,571 shares of common stock to a related party as a result of a stock purchase agreement. (See Note 6)

During October 2018, the Company entered into various agreements with key executives of the Company, and as a result, 90,000 common shares in the aggregate are to be issued and were valued in the aggregate at $12,600 and recorded as a liability for stock to be issued.

F-7

NEW WORLD TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS OCTOBER 31, 2018

3.	NOTE 3 – INCOME TAXES

The Company files U.S. federal and state of New York tax returns that are subject to audit by tax authorities beginning with the year ended December 31, 2018. The Company’s policy is to classify assessments, if any, for tax and related interest and penalties as tax expense.

4.	NOTE 4 – COMMITMENTS

Lease Agreement

In October 2018, the Company entered into a 6 year lease agreement in Hauppauge, New York for executive offices of the Company. The lease commences November 15, 2018 and requires an annual payment of approximately $34,659 for the first year, with rent commencing February 15, 2019 with increases 3% per year subsequent thereto plus any increases in real estate taxes over the base year, as defined. Subsequently the Company further entered into a Commencement Date Agreement with the landlord amending the lease commencement date to December 21, 2018. The Company will be required to pay a security deposit of $5,727.

The Company is obligated under the non-cancelable operating lease which expires February 28, 2025. The aggregate future obligations under this lease are as follows:

2019	$30,000
2020	$35,000
2021	$36,000
2022	$37,000
2023	$38,000
Thereafter	$46,000

No rental expense has been charged to operations for the month ended October 31, 2018. Rental expense is accounted for on the straight-line method.

Any excess of recognized rent expense over scheduled lease payments is included in accounts payable and accrued expenses.

Employment Agreements

In October 2018 the Company entered into an employment agreement with a key management individual. In accordance with the respective terms of the agreement, the Company is to issue equity compensation to this individual. As a result, 2,000,000 shares of common stock were issued.

In October 2018 the Company entered into various employment agreements with key management individuals. In accordance with the respective terms of these agreements, the Company is to issue equity compensation to those individuals. As a result, 60,000 shares of common stock in the aggregate are to be issued, were valued at $8,400 and recorded as a liability for stock to be issued.

F-8

NEW WORLD TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS OCTOBER 31, 2018

4.	NOTE 4 – COMMITMENTS (concluded)

In October 2018 the Company entered into a Board of Director membership agreement with a key management individual. In accordance with the respective terms of this agreement, the Company is to issue equity compensation to this individual. As a result, 30,000 shares of common stock are to be issued, were valued at $4,200 and recorded as a liability for stock to be issued.

Stock Purchase Agreement

During October 2018, the Company entered into a stock purchase agreement with a related party for the sale of shares of the Company’s common stock. As a result, 1,428,571 shares of common stock were issued. (See Note 6)

5.	NOTE 5 – CREDIT RISK AND OTHER CONCENTRATIONS

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and trade receivables. The Company places its cash with high credit quality financial institutions. At times, such cash and cash equivalents may exceed the FDIC insured limit of $250,000.

There are no accounts receivable concentrations and no revenue concentrations at October 31, 2018.

6.	NOTE 6 – LIQUIDITY AND CAPITAL RESOURCES

The Company has currently incorporated and has not yet commenced operations. As the Company is currently jumpstarting its medical technology and device research, development and distribution business, there will be concerted, focused efforts on raising capital. During October 2018, we were successful in raising net proceeds of $200,000 through a private placement in order to fund the development and growth of our operations. Our ability to continue as a going concern is dependent on our obtaining additional adequate capital to fund additional operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations.

7.	NOTE 7 – RELATED PARTY TRANSACTIONS

During October 2018, the Company entered into a stock purchase agreement and sold 1,428,571 shares of common stock valued at $200,000 to a company in which the Chief Executive Officer participates in. (See Notes 2 and 4)

F-9

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s known and quantifiable expenses in connection with this registration statement:

SEC registration fee ($121.20/$Million offered)	$1,212.00

Item 14. Indemnification of Directors and Officers

The Company’s Certificate of Incorporation, By-Laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action. Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities since its inception in October 2018. Such securities were issued pursuant to exemptions from registration of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

Since inception, the Company has issued the following shares of common stock pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 as a transaction not involving any public offering

(i)	2,000,000 shares of common stock on October 18, 2018 to Hank Tucker as founder shares.

(ii)	1,428,571 shares on October 29, 2018 to New World Technologies, Inc. (Nevada) for an aggregate of $200,000 of which 1,416,000 shares were distributed to its shareholders.

(iii)	30,000 shares of common stock to each of three key executives for an aggregate issuance of 90,000 shares at par.

EXHIBITS

Item 16. Exhibits and Financial Statement Schedules.

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1	Certificate of Incorporation
3.2	By-laws
3.3	Sample stock certificate
5.0*	Opinion of Counsel on legality of securities being registered
10.0	Stock purchase agreement
10.1	Employment agreement with Hank Tucker
10.2	Addendum to Hank Tucker Employment Agreement
10.3	Employment agreement with Andrew Fitzpatrick
10.4	Employment agreement with Richard Gonsalves
10.5	Addendum to employment agreement with Andrew Fitzpatrick
10.6	Addendum to employment agreement with Richard Gonsalves
23.1	Consent of Independent PCAOB public accounting firm.
23.2*	Consent of Attorney (filed as part of Exhibit 5. 0)

* To be filed

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to e the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4) That, for purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hauppauge, New York on March 15 , 2019.

NEW WORLD TECHNOLOGIES, INC.

/s/ Hank Tucker
Hank Tucker, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Hank Tucker
Hank Tucker,
Chief Executive Officer

/s/ Richard Gonsalves
Richard Gonsalves
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Hank Tucker	Director	March 15, 2019
Hank Tucker

/s/ Oakley J. Gentry	Director	March 15, 2019
Oakley J. Gentry

/s/ Andrew Fitzpatrick	Director	March 15, 2019
Andrew Fitzpatrick